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                        CNL HOSPITALITY PROPERTIES, INC.

                    Supplement No. 4, dated March 21, 2000
                        to Prospectus, dated June 4, 1999

===============================================================================

        CNL Hospitality Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated June 4, 1999. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of February 23, 2000, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after February 23, 2000, will be reported in a subsequent Supplement.

                                  THE OFFERINGS

         Upon completion of its Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, from 5,567 stockholders, including 7,264 Shares ($72,637) issued pursuant to the Reinvestment Plan. Following the completion of the Initial Offering, the Company commenced this offering of up to 27,500,000 Shares. As of February 23, 2000, the Company had received aggregate subscriptions for 31,575,269 Shares totalling $315,752,694 in Gross Proceeds, including 50,382 Shares ($503,819) issued pursuant to the Reinvestment Plan from its Initial Offering and this offering. As of February 23, 2000, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses, totalled approximately $281,300,000. The Company has used Net Offering Proceeds from the offerings to invest, directly or indirectly, approximately $136,500,000 in 11 hotel Properties, to pay $6,600,000 as deposits on five additional hotel Properties, to redeem 12,885 Shares of Common Stock for $118,542 and to pay approximately $15,900,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $122,100,000 available to invest in Properties and Mortgage Loans. See "Business -- Pending Investments" for information on six Properties the Company has entered into commitments to acquire.

         As described in "The Offering" section of the Prospectus, the Board of Directors may determine to engage in future offerings of Common Stock. In connection therewith, the Board of Directors has approved a third offering by the Company (the "2000 Offering") of up to 45,000,000 Shares which is expected to commence immediately following the completion of this offering. Of the up to 45,000,000 Shares expected to be offered, up to 5,000,000 Shares are expected to be available to stockholders purchasing through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2000 Offering will be limited to approximately 20,000,000 Shares. The Board of Directors expects to submit, for a vote of the stockholders at its annual meeting in May 2000, a proposal to increase the number of authorized Shares of Common Stock of the Company from 60,000,000 to 150,000,000. The price per Share and the other terms of the 2000 Offering, including the percentage of gross proceeds payable to the Managing Dealer for Selling Commissions and expenses in connection with the offering, payable to the Advisor for Acquisition Fees and Acquisition Expenses and reimbursable to the Advisor for Offering Expenses, are expected to be the same as those for this offering. Net proceeds from the 2000 Offering are expected to be invested in additional Properties and Mortgage Loans. The Company believes that the net proceeds received from the 2000 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.

                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."

                                  RISK FACTORS

OFFERING-RELATED RISKS

         AN UNSPECIFIED PROPERTY OFFERING.

                  POTENTIAL INVESTORS CANNOT EVALUATE PROPERTIES NOT YET ACQUIRED OR IDENTIFIED FOR ACQUISITION. We have established certain criteria for evaluating hotel chains, particular properties and the operators of the properties in which we may invest. See the "Business -- Standards for Investment in Properties" and "Business -- General" sections for a description of these criteria and the types of properties in which we intend to invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. In addition, as of the date of this Prospectus, we have purchased, directly or indirectly, 11 hotels and have entered into commitments for the direct or indirect acquisition of six additional hotel properties. The acquisition of the six properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. In addition, the Board of Directors has approved an additional offering of shares of common stock, and in the future may approve additional future offerings, the proceeds of which may be invested in additional properties; therefore, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

COMPANY-RELATED RISKS

         LIMITED OPERATING HISTORY. As of the date of this Prospectus, the Company has purchased, directly or indirectly, 11 properties, and prior to October 15, 1997, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

REAL ESTATE AND OTHER INVESTMENT RISKS

         POSSIBLE LACK OF DIVERSIFICATION INCREASES RISK OF INVESTMENT. There is no limit on the number of properties of a particular hotel chain which we may acquire. However, under investment guidelines established by the Board of Directors, no single hotel chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent Directors. The Board of Directors, including a majority of the independent Directors, will review the Company's properties and potential investments in terms of geographic and hotel chain diversification. As of February 23, 2000, all of the properties owned by the Company were Marriott(R)-branded hotels. If we continue to concentrate our acquisitions with Marriott chains or in the future concentrate our acquisitions on another chain, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market sub-segment or by the poor judgment of a particular management group.

         COMPANY WILL NOT CONTROL PROPERTY MANAGEMENT. Our tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior hotel experience. Although we believe the tenants of the 11 properties directly or indirectly owned, and the six properties identified as probable acquisitions, as of February 23, 2000, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants are unable to operate the properties successfully, they may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

MISCELLANEOUS RISKS

         POTENTIAL FOR DILUTION. Stockholders have no preemptive rights. If we
(i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, including shares issuable upon exercise of the soliciting dealer warrants, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in the Company. On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 45,000,000 additional shares ($450,000,000) relating to a third offering which is expect to commence immediately following the completion of this offering. The Board of Directors has not yet determined whether it will engage in additional future offerings or other issuances of shares, although it may do so if it is determined to be in the best interests of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."

TAX RISKS

         RISKS ASSOCIATED WITH DISTRIBUTION REQUIREMENTS. Subject to certain adjustments that are unique to REITs, a REIT generally must distribute 95% of its taxable income (90% in 2001 and thereafter). For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.


                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.


                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following indicates the relationship between the Company, the Advisor and CNL Financial Group, Inc., including its Affiliates that will provide services to the Company.

                          CNL FINANCIAL GROUP, INC. (1)

              Subsidiaries, Affiliates and Strategic Business Units
         Capital Markets:                                        Retail:
         ---------------                                         ------
             CNL Capital Markets, Inc. (2)                           Commercial Net Lease Realty, Inc. (6)
                CNL Investment Company
                   CNL Securities Corp. (3)                      Restaurant:
                                                                 ----------
             CNL Institutional Advisors, Inc.                        CNL American Properties Fund, Inc. (7)

         Administrative Services:                                HOSPITALITY:
         -----------------------                                 -----------
             CNL Shared Services, Inc. (4)                           CNL HOSPITALITY PROPERTIES, INC. (8)

         Real Estate Services:                                   Health Care:
         --------------------                                    -----------
             CNL Real Estate Services, Inc. (5)                      CNL Health Care Properties, Inc. (9)
                CNL HOSPITALITY CORP.
                (FORMERLY CNL HOSPITALITY ADVISORS, INC.)        Financial Services:
                                                                 ------------------
                   CNL HOTEL DEVELOPMENT COMPANY                     CNL Finance, Inc.
                CNL Health Care Corp.                                  CNL Capital Corp.
                   CNL Health Care Development, Inc.                   CNL Advisory Services, Inc.
                CNL Corporate Properties, Inc.
                CNL Community Development Corp.
                CNL Properties, Inc.


(1) CNL Financial Group, Inc. (formerly CNL Group, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp.; CNL Health Care Corp.; CNL Corporate Properties, Inc.; CNL Properties, Inc.; and CNL Community Development Corp.

(6) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(7) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(8) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(9) CNL Health Care Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and director of CNL Health Care Properties, Inc. CNL Health Care Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Health Care Properties, Inc. pursuant to an advisory agreement.

ACQUISITION OF PROPERTIES

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant, (ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the property.


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         The Company invests in Properties to be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. Some leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures paid for by the Company in excess of amounts in the reserve fund. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Hotel Chains secured by real estate owned by the operators. To a lesser extent, the Company may also offer Secured Equipment Leases to operators of Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Hotel Chains to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See "Description of Property Leases -- Computation of Lease Payments," below.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past eight consecutive years. Also according to Smith Travel Research, in 1998, the industry reached its highest absolute level of pre-tax profit in its history at $20.9 billion, which is 23% more than 1997 and nearly double the amount earned in 1996.

                                 PRE-TAX PROFITS
                             OF HOSPITALITY INDUSTRY
                                  (IN BILLIONS)

                                      Year                         Profitability

                                      1993                           $  2.4
                                      1994                              5.5
                                      1995                              8.5
                                      1996                             12.5
                                      1997                             17.0
                                      1998                             20.9
         SOURCE:  SMITH TRAVEL RESEARCH

         As indicated in the table below, the average daily room rate increased 4.0% in 1999, from $78.15 in 1998 to $81.27 in 1999, resulting in 12 consecutive years of room rate growth.

                                  HOSPITALITY INDUSTRY AVERAGE
                                    DAILY ROOM RATE BY YEAR

                            Year                            Rate

                            1987                           $52.58
                            1988                            54.47
                            1989                            56.35
                            1990                            57.96
                            1991                            58.08
                            1992                            58.91
                            1993                            60.53
                            1994                            62.86
                            1995                            65.81
                            1996                            70.81
                            1997                            75.31
                            1998                            78.15
                            1999                            81.27
SOURCE:  SMITH TRAVEL RESEARCH

         Revenue per available room also increased by 3.2% from $49.86 in 1998 to $51.44 in 1999. In 1999, growth in room supply exceeded growth in room demand and resulted in a slight dip in occupancy. In 1999, total occupancy fell 0.8% from 63.8% in 1998 to 63.3%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996.

         According to American Hotel & Motel Association data, in 1997, Americans traveling in the United States spent more than $1.38 billion per day, $57.4 million per hour and $955,800 per minute on travel and tourism. In 1998, total travel expenditures in the United States generated $495.1 billion in sales. In addition, there were 51,000 hotel properties which included over 3.9 million hotel rooms. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry supports over 7.6 million direct jobs, generating $20.2 billion in wages. According to Smith Travel Research data, United States lodging industry sales reached over $93 billion in 1998.

         The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment in Properties" below) in order to reduce risks of default; monitoring statistics relating to hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Chains, operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company may also offer Secured Equipment Leases to operators of Hotel Chains. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators of Hotel Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years),
(ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $100,000,000, and may, in addition, also obtain Permanent Financing. On July 31, 1998, the Company entered into an initial $30,000,000 revolving Line of Credit to be used to acquire hotel Properties. See "Business -- Borrowing" for a description of the $30,000,000 Line of Credit. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, will not exceed 30% of the Company's total assets. The Permanent Financing would be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of February 23, 2000, the Company had acquired, directly or indirectly, 11 hotel Properties consisting of land, building and equipment and had initial commitments to acquire, directly or indirectly, six additional Properties. However, as of February 23, 2000, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant,
(ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based on the purchase prices of the 11 Properties acquired directly or indirectly by the Company as of February 23, 2000 and current market conditions, the Company and the Advisor have estimated an average purchase price of $10,000,000 to $40,000,000 per hotel Property. Assuming the Company receives the full $250,000,000 Gross Proceeds from this offering, for which there is no assurance, the Company could invest in a total of approximately 16 to 31 hotel Properties (including 5 to 20 additional Properties to be acquired with the proceeds of this offering). In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that 10% to 20% of the Company's investment for each hotel Property will be for the cost of land and 80% to 90% for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible Lack of Diversification Increases Risk of Investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of Gross Proceeds. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         ATLANTA PORTFOLIO. On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn(R) by Marriott(R) located in the Buckhead (Lenox Park) area of Atlanta, Georgia (the "Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as landlord, entered into two separate, long-term lease agreements. The tenant of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated tenant. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on August 31, 2017.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years.

o The leases require minimum rent payments to the Company of $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

o Minimum rent payments increased to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

o A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the Gwinnett Place Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Stormont Trice Management Corporation for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

o The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid.

         The federal income tax basis of the depreciable portion of the Buckhead (Lenox Park) Property and the Gwinnett Place Property is approximately $14,700,000 and $11,100,000, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an Amerisuites, a Courtyard(R) by Marriott(R) and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, an Amerisuites, a Sumner Suites and a Hampton Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                 Buckhead (Lenox Park) Property                               Gwinnett Place Property
                 ------------------------------------------------------    -----------------------------------------------------
                    Average           Average             Revenue            Average           Average             Revenue
                   Occupancy        Daily Room         per Available        Occupancy        Daily Room         per Available
    Year             Rate              Rate                Room               Rate              Rate                Room
--------------   --------------    --------------     ----------------    --------------    --------------     ----------------

        *1997         42.93%          $  91.15              $39.13             39.08%            $85.97              $33.60
       **1998         75.20%             99.70               75.01             74.10%             87.36               64.73
      ***1999         81.00%            104.50               84.66             80.40%             88.16               70.84

* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett Place Property represents the period August 1, 1997 through December 31, 1997.
**       Data for 1998 represents the period January 1, 1998 through
         December 31, 1998.
***      Data for 1999 represents the period January 1, 1999 through
         December 31, 1999.

         The Company believes that the results achieved by the Properties for year-end 1997, are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period. On a proforma basis, had the Company owned the Properties as of January 1, 1998, combined net operating income before subordinated management fees would have been 1.19 times base rent for the 12 months ended December 31, 1998. Actual combined net income before subordinated management fees for the period January 1, 1999 through December 31, 1999, was 1.26 times base rent.

         WESTERN INTERNATIONAL PORTFOLIO. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International. At the time the agreement was entered into, the eight Properties (four Courtyard by Marriott hotels, three Residence Inn by Marriott hotels, and one Marriott Suites(R)) were either newly constructed or in various stages of completion.

         On February 25, 1999, Hotel Investors purchased four of the Properties for an aggregate purchase price of approximately $90 million (the "Initial Hotels") and paid $10 million as a deposit on the four remaining Properties. The Initial Hotels are a Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), a Marriott Suites located in Dallas, Texas (the "Market Center Property"), a Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and a Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). On June 16, 1999, Hotel Investors purchased three additional Properties (the "Additional Hotels") for an aggregate purchase price of approximately $77 million. The Additional Hotels are a Courtyard by Marriott located in Scottsdale, Arizona (the "Scottsdale Downtown Property"), a Courtyard by Marriott located in Seattle, Washington (the "Lake Union Property") and a Residence Inn by Marriott located in Phoenix, Arizona (the "Phoenix Airport Property"). Hotel Investors applied $7 million of the $10 million deposit toward the acquisition of the Additional Hotels. The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the property under the purchase and sale agreement. As of February 23, 2000, Hotel Investors owned seven of the newly constructed Properties (the "Seven Hotels").

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors, through a wholly owned subsidiary, CNL Hospitality Partners, LP ("Hospitality Partners"). Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, secured by Hotel Investors' interests in the Properties (the "Hotel Investors Loan").

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per share of the Company's Common Stock.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount" which is $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, described below, on a per share basis, adjusted for any distributions received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and this offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. On April 30, 1999, this loan was converted to 387,868 Shares of Common Stock. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrows' investment in the Company, the Advisor and Hotel Investors, certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel Property, Ltd., the Dallas Plano Property for $11,684,000 from PLR1 Hotel Property, Ltd., the Scottsdale Downtown Property for $19,614,216 from SAHD Property, LP, the Lake Union Property for $35,801,212 from Westlake Hotel Property, LP and the Phoenix Airport Property for $21,351,707 from APRI Hotel Property, LP. In connection with the purchase of the Seven Hotels, Hotel Investors, as lessor, entered into seven separate, long-term lease agreements. The lessee of the Seven Hotels is the same unaffiliated lessee. The leases on all seven Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on December 28, 2018.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

o        The leases require minimum rent payments as follows:



                                                                                  Minimum Annual Rent
                                                                           -----------------------------------
                                                                                                 Year 2 and
                        Property                          Location              Year 1           Thereafter
         ----------------------------------------    --------------------    --------------     --------------
         Legacy Park Property                        Plano, TX                  $1,308,673         $1,341,390
         Market Center Property                      Dallas, TX                  3,399,319          3,484,302
         Hughes Center Property                      Las Vegas, NV               3,412,068          3,497,369
         Dallas Plano Property                       Plano, TX                   1,204,485          1,234,597
         Scottsdale Downtown Property                Scottsdale, AZ              2,022,084          2,072,636
         Lake Union Property                         Seattle, WA                 3,690,847          3,783,118
         Phoenix Airport Property                    Phoenix, AZ                 2,201,207          2,256,237

o In addition to minimum rent, for lease years one and two, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of a combined quarterly threshold of $11,885,000. For lease year three and thereafter, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of lease year two actual room revenues.

o The tenant of the Seven Hotels has established a FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve are made once every four weeks as follows: (i) for the Legacy Park, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to Hotel Investors.

o The tenant under each lease is required to maintain, for up to three years from the commencement of the last lease for the Properties to be executed (but the period will in no event end earlier than December 31, 2003), a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the Properties during the one-year period. In addition, providing that all of the Properties have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the Properties equals 125% of total minimum rent due under the leases for 12 consecutive months; or that the lease is terminated pursuant to its terms (other than for an event of default).

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott International or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry. Although Marriott International, Inc. has entered into a management agreement relating to the Seven Hotels, it has not guaranteed the payments due under the leases.


         The estimated federal income tax basis of the depreciable portion of the Seven Hotels is as follows.

                     Legacy Park Property                            $11,200,000
                     Market Center Property                           30,500,000
                     Hughes Center Property                           29,700,000
                     Dallas Plano Property                            10,400,000
                     Scottsdale Downtown Property                     16,900,000
                     Lake Union Property                              29,300,000
                     Phoenix Airport Property                         19,300,000

         The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. According to Hospitality Valuation Services (HVS) data, Dallas has more than 200 planned industrial districts and is home to over 250 insurance companies and many major oil companies. Since 1996, more than 20 regional and national companies have relocated to or completed expansions in the area. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn(R) by Marriott(R), a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. According to HVS data, in 1998, Las Vegas hosted approximately 4,000 conventions with more than 3.3 million people in attendance. The 1998 economic impact of conventions was an estimated $4.2 billion. In addition, Las Vegas is known as the "Entertainment Capital of the World," drawing more than 30 million visitors in 1998 and generating a 1998 hotel occupancy rate of 85.8% compared to the United States national average occupancy rate of 64%. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorn Suites and another Residence Inn by Marriott.

         The Scottsdale Downtown Property is located approximately 15 miles northeast of Phoenix Sky Harbor International Airport and has 176 guest rooms and four suites. The Phoenix Airport Property is located approximately three miles north of Phoenix Sky Harbor International Airport and has 200 guest suites. According to HVS data, Arizona is one of the top two fastest growing states in the nation, second only to the state of Nevada. Phoenix is the fifteenth largest metropolis in the United States. Due to its location and climate, Phoenix has become a convention destination with more than 347,238 room nights booked in 1998. Other lodging facilities located in proximity to the Scottsdale Downtown Property include a Hampton Inn, a Fairfield Inn by Marriott, a Holiday Inn, a Comfort Suites, a Quality Suites, a Days Inn and a Ramada. Other lodging facilities located in proximity to the Phoenix Airport Property include a Double Tree Suites, an Embassy Suites, an Embassy Suites West, a Wyndham Garden Hotel and a Holiday Inn Select.

         The Lake Union Property is in downtown Seattle, near the University district and the Seattle Center area and has 248 guest rooms and two suites. According to HVS data, computer and electronic jobs in Seattle have grown by 300 percent in the past 20 years. Other lodging facilities located in proximity to the Lake Union Property include a Residence Inn by Marriott, a Hampton Inn & Suites, a Cavanaugh's Inn, a Warwick Hotel, a Mayflower and a Roosevelt Hotel.

         Since the Seven Hotels were constructed in late 1998 and the first half of 1999, limited operating history is available. Of the Seven Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to commence operations, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, the hotels located on these Properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                             Revenue
                                                                          Average           Average            per
                                                                         Occupancy        Daily Room        Available
           Property                    Location            Year            Rate              Rate             Room
-------------------------------    ------------------    ----------    --------------    --------------    ------------
Legacy Park Property               Plano, TX                 *1998           8.20%          $  45.28        $   3.70
                                                            **1999          61.50%             89.09           54.80

Market Center Property             Dallas, TX                *1998          37.90%          $ 100.95        $  38.26
                                                            **1999          69.20%            115.34           79.87

Hughes Center Property             Las Vegas, NV             *1998          47.30%          $ 107.86        $  51.00
                                                            **1999          75.20%             94.16           70.85

Dallas Plano Property              Plano, TX                 *1998          46.70%          $  88.79        $  41.47
                                                            **1999          74.30%             75.38           56.03

Scottsdale Downtown
Property                           Scottsdale, AZ           **1999          39.30%          $  76.95        $  30.26

Lake Union Property                Seattle, WA              **1999          69.70%          $ 116.72        $  81.34

Phoenix Airport Property           Phoenix, AZ              **1999          41.40%          $  83.88        $  34.70


* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

** Data for the Legacy Park, Market Center, Hughes Center and Dallas Plano Properties represents the period January 2, 1999 through December 31, 1999, and data for the Scottsdale Downtown, Lake Union and Phoenix Airport Properties represents the period May 22, 1999 through December 31, 1999.

         The Company believes that the results achieved by the Initial Hotels for 1998, and the Additional Hotels for 1999, as shown in the table above, are not indicative of their long-term operating potential since, for these periods, they each had been open for less than one year.

         COURTYARD BY MARRIOTT LOCATED IN PHILADELPHIA, PENNSYLVANIA. On November 16, 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) (the "LLC"), a limited liability company, a portion of which is indirectly owned by Marriott International, Inc., for $57,876,349. The sole purpose of the LLC is to own and lease a Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania (the "Philadelphia Downtown Property").

         The LLC acquired and renovated the Philadelphia Downtown Property, which is its sole asset. The LLC, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of seven years, five months and 14 days each.

o        The lease will require minimum rent payments of $6,500,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease will require percentage rent equal to seven percent of total hotel revenues, in excess of total hotel revenues for the second lease year.

o A security deposit equal to $3,150,000 will be retained by the Company as security for the tenant's obligations under the lease until the end of the fifth lease year, at which time such security deposit will be reduced to $2,000,000.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the LLC as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $7,300,000.

o Five years after the hotel opening, the Company will have the right to obligate CBM Annex, Inc. (the minority interest owner in the LLC) to sell its 11% interest in the LLC and CBM Annex, Inc. will have the right to obligate the Company to purchase its 11% interest in the LLC for a price equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied by the "net house profit" (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, and (b) the appraised fair market value.

         The estimated federal income tax basis of the depreciable portion of the Philadelphia Downtown Property is approximately $58 million.

         The Philadelphia Downtown Property is a recently restored building listed on the National Register of Historic Places. The hotel commenced operations in late November 1999. The Philadelphia Downtown Property is located in the historic Penn Square district of Philadelphia and has 477 guest rooms and 21 suites, approximately 6,375 square feet of meeting and banquet rooms, a 160-seat cafe, an 80-seat lobby lounge, a gift shop, an exercise room and an indoor pool and whirlpool. According to HVS data, Philadelphia is the fifth most populous city in the United States, home to approximately 1.5 million residents. Just three blocks from the hotel is the 1.3 million-square-foot Pennsylvania Convention Center which hosted more than 180 events in 1999 with more than 817,000 people in attendance. Several historical and cultural sites are also within walking distance of the hotel, including Independence National Historical Park, home of the Liberty Bell, and Penn Station. Also in close proximity to the Philadelphia Downtown Property is the Reading Terminal Market, and indoor restaurant and retail area, and the Avenue of the Arts, the city's premier art, theater and music district. Fine restaurants, recreational facilities and a central shopping district with landmark department stores are equally close. Other lodging facilities located in proximity to the Philadelphia Downtown Property include a Marriott(R) Hotel, a Doubletree Hotel, a Wyndham Hotel, an Embassy Suites, a Crowne Plaza, a Hawthorne Suites, a Sheraton Hotel, an Omni Hotel and a Holiday Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are as follows:

                              Philadelphia Downtown Property
                 ------------------------------------------------------
                    Average            Average             Revenue
                   Occupancy          Daily Room        per Available
   Year              Rate                Rate               Room
-----------      --------------     ---------------    ----------------

     *1999          25.20%             $114.95             $28.97

* Data for the Philadelphia Downtown Property represents the period November 20, 1999 through December 31, 1999.

         The Company believes that the results achieved by the Property for year-end 1999, are not indicative of its long-term operating potential, as the Property had been open for less than two months during the reporting period.

         RESIDENCE INN BY MARRIOTT LOCATED IN MIRA MESA, CALIFORNIA. On December 10, 1999, the Company acquired a Residence Inn located in Mira Mesa, California (the "Mira Mesa Property") for $15,530,000 from Residence Inn by Marriott, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease will require minimum rent payments of $1,542,300 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease will require percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $474,554 will be retained by the Company as security for the tenant's obligations under the lease.

o The tenant will establish an FF&E Reserve. Deposits to the FF&E Reserve will be made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $1,542,300.

         The estimated federal income tax basis of the depreciable portion of the Mira Mesa Property is approximately $13.6 million.

         The Mira Mesa Property is a newly constructed hotel which commenced operations in late September 1999. The Mira Mesa Property is located in the Sorrento Valley area of northern San Diego, California, approximately 18 miles north of the downtown San Diego area, in the suburb of Sorrento Mesa. The hotel has 150 guest suites, approximately 689 square feet of meeting space, a restaurant and an indoor exercise room. According to the San Diego Regional Economic Development Corporation, the San Diego area has more than 350 computer software companies, the fourth-largest concentration of biotechnology companies in the world and the third-highest concentration of telecommunications companies in the world. According to HVS data, San Diego is a growing center for wireless communications. San Diego's telecommunications industry has grown 26% each year since 1993, and provides more than 25,000 jobs. Due to the tremendous growth in the telecommunications and biomedical industries, San Diego area office occupancy rose to 97% in 1998. To meet the demands, approximately 300,000 square feet of new, high-end office space is currently under construction, including the 150,000-square-foot Uniden building located approximately one block from the Mira Mesa Property. In addition, more than one million square feet of industrial and research and development space is under development in Sorrento Mesa. A number of attractions and shopping areas are in close proximity to the Mira Mesa Property, including Old Town San Diego, Sea World(R) California, the San Diego Zoo and Qualcomm Stadium. The hotel is accessible by a variety of local, county, state and interstate highways, and is less than 11 miles from the San Diego International Airport. Other lodging facilities located in proximity to the Mira Mesa Property include a Doubletree Hotel, a Wyndham Garden Hotel, an Embassy Suites, a Courtyard by Marriott and another Residence Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are estimated to be as follows:

                                  Mira Mesa Property
                 ------------------------------------------------------
                    Average            Average             Revenue
                   Occupancy          Daily Room        per Available
   Year              Rate                Rate               Room
-----------      --------------     ---------------    ----------------

     *1999            74%                $104              $76.96

* Data for the Mira Mesa Property represents the period September 20, 1999 through December 31, 1999.

         The Company believes that the results achieved by the Property for year-end 1999, may or may not be indicative of its long-term operating potential, as the Property had been open for less than four months during the reporting period.

         MARRIOTT BRANDS. The brands, Residence Inn by Marriott, Courtyard by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott International is a leading worldwide hospitality company with operations in the United States and 56 other countries and territories. According to Marriott data, as of September 1999, Marriott International had more than 1,810 hotels and resorts totalling approximately 345,000 rooms and 4,400 timeshare villas worldwide.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of September 1999, Residence Inn by Marriott is the top extended-stay lodging chain in the world, with 312 hotels in the United States and seven in Canada and Mexico.

         Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of September 1999, Courtyard by Marriott is the leading United

States moderate price chain with 450 Courtyard by Marriott hotels in the United States, Europe and the Asia-Pacific region.

         Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of September 1999, there were 345 Marriott Hotels, Resorts and Suites, 247 properties in the United States and 98 in 43 other countries and territories.

PENDING INVESTMENTS

         As of February 23, 2000, the Company had initial commitments to acquire, directly or indirectly, six hotel properties. These properties are one Courtyard by Marriott (in Orlando, Florida), one Fairfield Inn by Marriott (in Orlando, Florida), two SpringHill Suites(TM) by Marriott(R) (one in each of Orlando, Florida and Gaithersburg, Maryland), one Residence Inn by Marriott (in Merrifield, Virginia) and one TownePlace Suites(R) by Marriott(R) (in Newark, California). The acquisition of each of these properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in " -- Description of Property Leases." In order to acquire all of these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         LEASES. Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                                             Estimated Purchase              Lease Term and                  Minimum Annual
Property                                            Price                    Renewal Options                      Rent
-------------------------------------       ----------------------       ------------------------      ---------------------------

Courtyard by Marriott                                (2)                 15 years; two ten-year        10% of the Company's
Orlando, FL (1)                                                          renewal options               total cost to purchase
(the "Courtyard Little Lake                                                                            the property
Bryan Property")
Hotel under construction

Fairfield Inn by Marriott                            (2)                 15 years; two ten-year        10% of the Company's
Orlando, FL (1)                                                          renewal options               total cost to purchase
(the "Fairfield Inn Little Lake                                                                        the property
Bryan Property")
Hotel under construction

SpringHill Suites by Marriott                        (2)                 15 years; two ten-year        10% of the Company's
Orlando, FL (1)                                                          renewal options               total cost to purchase
(the "SpringHill Suites Little                                                                         the property
Lake Bryan Property")
Hotel under construction

Residence Inn by Marriott                          $18,816,000           15 years; two ten-year        10% of the Company's
Merrifield, VA (3)                                                       renewal options               total cost to purchase
(the "Residence Inn Merrifield                                                                         the property
Property")
Hotel under construction

SpringHill Suites by Marriott                      $15,215,000           15 years; two ten-year        10% of the Company's
Gaithersburg, MD (3)                                                     renewal options               total cost to purchase
(the "SpringHill Suites                                                                                the property
Gaithersburg Property")
Hotel under construction

TownePlace Suites by Marriott                      $13,600,000           15 years; two ten-year        10% of the Company's
Newark, CA (3) (4)                                                       renewal options               total cost to purchase
(the "TownePlace Suites                                                                                the property
Newark Property")
Hotel under construction





Property                                                    Percentage Rent
-------------------------------------               --------------------------------

Courtyard by Marriott                               for each lease year after the
Orlando, FL (1)                                     second lease year, 7% of
(the "Courtyard Little Lake                         revenues in excess of revenues
Bryan Property")                                    for the second lease year
Hotel under construction

Fairfield Inn by Marriott                           for each lease year after the
Orlando, FL (1)                                     second lease year, 7% of
(the "Fairfield Inn Little Lake                     revenues in excess of revenues
Bryan Property")                                    for the second lease year
Hotel under construction

SpringHill Suites by Marriott                       for each lease year after the
Orlando, FL (1)                                     second lease year, 7% of
(the "SpringHill Suites Little                      revenues in excess of revenues
Lake Bryan Property")                               for the second lease year
Hotel under construction

Residence Inn by Marriott                           for each lease year after the
Merrifield, VA (3)                                  second lease year, 7% of
(the "Residence Inn Merrifield                      revenues in excess of revenues
Property")                                          for the second lease year
Hotel under construction

SpringHill Suites by Marriott                       for each lease year after the
Gaithersburg, MD (3)                                second lease year, 7% of
(the "SpringHill Suites                             revenues in excess of revenues
Gaithersburg Property")                             for the second lease year
Hotel under construction

TownePlace Suites by Marriott                       for each lease year after the
Newark, CA (3) (4)                                  second lease year, 7% of
(the "TownePlace Suites                             revenues in excess of revenues
Newark Property")                                   for the second lease year
Hotel under construction


----------------------
FOOTNOTES:

(1) The leases for the Courtyard Little Lake Bryan, the Fairfield Inn Little Lake Bryan and the SpringHill Suites Little Lake Bryan Properties are expected to be with the same unaffiliated lessee.

(2) The anticipated aggregate purchase price for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties is approximately $100 million.

(3) The leases for the Residence Inn Merrifield, the SpringHill Suites Gaithersburg and the TownePlace Suites Newark Properties are expected to be with the same unaffiliated lessee.

(4) The Company may be obligated to fund up to an additional $1 million in construction costs relating to this property.

         LITTLE LAKE BRYAN PROPERTIES. Three of the properties are located in Little Lake Bryan, a 300-acre community planned by The Little Lake Bryan Company. Included in the proposed acquisition are a 314-room Courtyard by Marriott, a 389-room Fairfield Inn by Marriott and a 398-room SpringHill Suites by Marriott (formerly Fairfield Suites(R) by Marriott(R)). The hotels are being developed by Marriott International, Inc. with completion scheduled for the year 2000. The community is less than five miles from the WALT DISNEY WORLD(R) Resort and less than ten miles from Sea World(R) Orlando, Universal Studios Escape(R) and the Orange County Convention Center.

         As shown below, the lodging market in the Lake Buena Vista area average 75.2% occupancy and an average daily room rate of $116.35 for 1999. The following table reflects the hotel occupancy rates and daily room rates for hotels in the Orlando area:


                       ORLANDO AREA HOTEL OCCUPANCY RATES
                          AND AVERAGE DAILY ROOM RATES

                                     ORLANDO                                       LAKE BUENA VISTA*
                                              AVERAGE                                            AVERAGE
                      OCCUPANCY              DAILY ROOM                  OCCUPANCY             DAILY ROOM
    YEAR                 RATE                   RATE                       RATE                   RATE
--------------    -------------------   ---------------------        ------------------     ------------------

    1993                72.2%                  $64.61                      74.7%                  $103.09
    1994                71.3%                   65.85                      76.3%                   100.26
    1995                74.6%                   68.55                      80.3%                    96.99
    1996                80.1%                   73.04                      82.5%                   104.65
    1997                78.7%                   80.99                      80.2%                   116.18
    1998                74.7%                   82.12                      78.0%                   113.45
    1999                71.7%                   84.67                      75.2%                   116.35


* Little Lake Bryan is part of the Lake Buena Vista market area.

SOURCE:  SMITH TRAVEL RESEARCH

         According to the Orlando/Orange County Convention and Visitors Bureau 1999 Orlando Area Market Summary, the number of domestic travelers visiting Orlando in 1998 increased 4.5% over 1997 to 35.2 million visitors. In 1998, Universal Studios Escape(R) drew an estimated 8.9 million visitors and Sea World(R) Orlando had an estimated 4.9 million visitors. Area attractions continue to grow with new developments.

         In addition, according to the Orlando/Orange County Convention & Visitors Bureau 1999 Orlando Area Market Summary, visitor arrivals at Orlando International Airport increased from approximately 21,500,000 passengers in 1993, to 27,748,571 passengers in 1998. The number of domestic non-Florida business travelers during 1998 was 3.5 million. In addition, more than 7.7 million international visitors arrived in Florida in 1998, for a national market share of 16.8%. The Orlando area claimed 7.4% of the national market share. On average, domestic non-Florida visitors spent $2,639 per party/per trip while visiting Orlando in 1998.

         The Orange County Convention Center has 1.1 million square feet of exhibition space. An independent study has ranked the center as number two in the nation for continuous exhibition space. The following table reflects the number of events which took place at the Orange County Convention Center between 1994 and 1998 and attendance levels for those events:

                            ORANGE COUNTY CONVENTION
                                CENTER ATTENDANCE

  Year                  Number of Events              Attendance

1994                          188                          705,824
1995                          168                          700,429
1996                          240                        1,017,679
1997                          260                          930,219
1998                          244                          967,363

SOURCE:  ORLANDO/ORANGE COUNTY CVB

         MERRIFIELD PROPERTY. The Merrifield Property, which is scheduled to open in June 2000, is a Residence Inn by Marriott located in Merrifield, Virginia. The Merrifield Property is expected to include 149 guest suites, approximately 500 square feet of meeting space, an exercise room and SportCourt(R). The property is located in Fairfax County, which according to HVS data, is one of the fastest-growing areas in the Washington, D.C. area. The hotel's specific location is within Jefferson Park, an office park that serves as the national headquarters for the American Red Cross. Jefferson Park is currently under expansion with the construction of two 208,000-square-foot buildings that will house additional Red Cross employees. The site is also expanding with new residential developments. The area surrounding the hotel site is comprised of commercial, retail, residential and office developments. The Yorktowne Center, a commercial/retail development, is to the immediate west of the property. Eight Merrifield community shopping centers are within a radius of eight miles from the Residence Inn. The Galleria mall, located just five miles from the hotel, contains approximately one million square feet of retail space and features major retail department stores, jewelry stores and boutiques. Located approximately 12 miles west/southwest of the nation's capital, the hotel is within driving distance of the legislative, judicial and executive branches of the United States government.

         GAITHERSBURG PROPERTY. The Gaithersburg Property, which is scheduled to open in June 2000, is a SpringHill Suites by Marriott located in Gaithersburg, Maryland. The Gaithersburg Property is expected to include 162 guest suites and approximately 500 square feet of meeting space. The hotel is a few hundred yards south of the fully leased Gaithersburg Washingtonian Center (Rio Center), which features retail outlets, restaurants and entertainment. Another prominent office complex, the Avenel Business Park, is less than three miles from the hotel. Avenel Business Park houses a number of major companies and is 96% leased with plans for a 177,000-square-foot expansion in 2000. The National Institute of Standards of Technology (NIST), a federal government technology research facility, is just four miles north of the Gaithersburg Property. In addition, the property is located approximately 15 miles northwest of the nation's capital.

         NEWARK PROPERTY. The Newark Property, which is scheduled to open in June 2000, is a TownePlace Suites by Marriott located in Newark, California, near Silicon Valley. The Newark Property is expected to resemble a garden apartment complex and include 127 guest suites. According to HVS data, Silicon Valley is home to more than 33% of the 100 largest technology firms launched since 1965 and currently boasts 11% of the nation's high-technology jobs. Due to this high concentration of high-technology employment, personal wealth levels in the area are 21.2% higher than the national average. One major high technology firm, located just three miles from the hotel, recently completed a 1.1 million square-foot expansion for its worldwide training facility and has begun construction on an 800,000-square-foot research and development site. Additional business growth within 3.5 miles includes the expansion of the Ardenwood Business Park and the Baypoint Center Technology Park, a 500,000-square-foot research and development property. The property is readily accessible by a variety of local and county roadways, as well as some state highways. The San Jose International Airport is located approximately 14 miles south of the hotel and the Oakland International Airport is approximately 18 miles north of the property.

         MARRIOTT BRANDS. Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of September 1999, there were more than 400 Fairfield Inn by Marriott hotels nationwide.

         SpringHill Suites by Marriott is Marriott's new, all-suite hotel in the upper-moderate tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of September 1999, SpringHill Suites by Marriott had 30 hotels and was projected to grow to 32 hotels by year-end 1999 and 125 properties over the next five years with locations throughout the United States.

         TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of September 1999, there were 48 TownePlace Suites by Marriott. Marriott expects this brand to reach 130 hotels in 2000.

         The following chart provides additional information on systemwide occupancy levels for Marriott lodging brands:

                          TOTAL OCCUPANCY RATE FOR 1998
                          MARRIOTT BRAND AS COMPARED TO
                              U.S. LODGING INDUSTRY

                                                               Occupancy Rate

U.S. Lodging Industry                                              64.0%
Courtyard by Marriott                                              77.6%
Fairfield Inn by Marriott                                          72.4%
Marriott Hotels, Resorts and Suites                                75.9%
Residence Inn by Marriott                                          80.6%

              SOURCE: SMITH TRAVEL RESEARCH (U.S. LODGING INDUSTRY ONLY) AND MARRIOTT INTERNATIONAL, INC. 1998 FORM 10-K

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with any borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $100,000,000, and may also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per loan will be due and payable to the bank on funds as advanced. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of February 23, 2000, the Company had obtained and repaid three advances totalling $9,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $138,000. The proceeds were used in connection with the purchase of two hotel Properties described in "Business -- Property Acquisitions" and in connection with the agreement to acquire three additional hotel Properties described in "Business -- Pending Investments."

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.

                                                      1999               1998           1997 (1)          1996 (2)
                                                 ---------------     -------------     ------------      ------------
Year Ended December 31:
    Revenues                                        $10,677,505      $  1,955,461     $     46,071      $    --
    Net earnings                                      7,515,988           958,939           22,852           --
    Cash flows from operating activities             12,890,161         2,776,965           22,469           --
    Cash distributions declared (3)                  10,765,881         1,168,145           29,776           --
    Funds from operations (4)                        10,478,103         1,343,105           22,852           --
    Earnings per share:
       Basic                                               0.47              0.40             0.03           --
       Diluted                                             0.45              0.40             0.03           --
    Cash distributions declared per share                  0.72              0.47             0.05           --
    Weighted average number of shares
         outstanding (5):
           Basic                                     15,890,212         2,402,344          686,063           --
           Diluted                                   21,437,859         2,402,344          686,063           --



                                                      1999               1998           1997 (1)          1996 (2)
                                                 ---------------     -------------     ------------      ------------

At December 31:
    Total assets                                   $266,968,274      $ 48,856,690      $ 9,443,476       $  598,190
    Total stockholders' equity                      253,054,839        37,116,491        9,233,917          200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Approximately 30%, 18% and 23% of cash distributions for the years ended December 31, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B -- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information, including, without limitation, the Year 2000 Readiness Disclosure, that are not historical facts, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's Line of Credit and security agreement, continued availability of proceeds from the Company's offering, the ability of the Company to obtain permanent financing on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                  Introduction

THE COMPANY

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL

Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC.

         The Company was formed to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional limited service, extended stay and full service Hotel Chains. The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of Shares of Common Stock.

                         Liquidity and Capital Resources

COMMON STOCK OFFERINGS

         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced this offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Of the 27,500,000 Shares of Common Stock offered, 2,500,000 are available only to stockholders purchasing Shares through the Reinvestment Plan. As of December 31, 1999, the Company had received subscriptions for 13,888,535 Shares totalling $138,885,350 in Gross Proceeds from this offering, including $431,182 (43,118 Shares) through the Company's Reinvestment Plan. The price per Share and the other terms of this offering, including the percentage of gross proceeds payable (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, are substantially the same as those for the Initial Offering.

         As of December 31, 1999, net proceeds to the Company from its Initial Offering and this offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $257,000,000. The Company had used net proceeds from offerings to invest directly or indirectly, approximately $136,500,000 in 11 hotel Properties, to pay $7,940,800 as a deposit on six additional hotel Properties, to redeem 12,885 Shares of Common Stock for $118,542 and to pay approximately $15,000,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $97,500,000 as of December 31, 1999, available for investment in Properties and Mortgage Loans.

         On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 45,000,000 Shares of Common Stock ($450,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 45,000,000 Shares of Common Stock expected to be offered, up to 5,000,000 Shares are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. The price per Share and the other terms of the 2000 Offering, including the percentage of Gross Proceeds payable (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, are expected to be substantially the same as those for the Initial Offering and this offering.

         During the period January 1, 2000 through February 23, 2000, the Company received additional Net Offering Proceeds of approximately $24,000,000 and had approximately $122,100,000 available for investment in Properties and Mortgage Loans. The Company expects to use the uninvested net proceeds, any additional net proceeds from the sale of Shares in this offering, plus any net proceeds from the sale of Shares in the 2000 Offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $30,000,000 Line of Credit available, as described below. Borrowings on the Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

REDEMPTIONS

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the year ended December 31, 1999, 12,885 Shares were redeemed at $9.20 per Share ($118,542) and retired from Shares outstanding of Common Stock; no Shares were redeemed in 1998 or 1997.

LINE OF CREDIT AND SECURITY AGREEMENT

         On July 31, 1998, the Company entered into a Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the credit quality. Interest on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees, and closing costs of approximately $138,000. Proceeds from the Line of Credit were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties during 1998. As of December 31, 1999, the Company had no amounts outstanding under the Line of Credit. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

MARKET RISK

         The Company may be subject to interest rate risk through any outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down any outstanding balances on the Line of Credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on its variable Line of Credit at December 31, 1999.

PROPERTY ACQUISITIONS AND INVESTMENTS

         As of December 31, 1998, the Company owned two Properties in the Atlanta, Georgia area which were being operated by the tenant as Residence Inn by Marriott. In February 1999, the Company executed a series of agreements with Five Arrows pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, Hotel Investors, for the purpose of acquiring up to eight Properties. At the time the agreement was entered into, the eight Properties were either newly constructed or in various stages of completion.

         In February 1999 and June 1999, Hotel Investors purchased seven of the eight Properties for an aggregate purchase price of approximately $167 million and paid $3 million as a deposit on the one remaining Property. The Properties acquired were a Courtyard by Marriott located in Plano, Texas, a Marriott Suites located in Dallas, Texas, a Residence Inn by Marriott located in Las Vegas, Nevada, a Residence Inn by Marriott located in Plano, Texas, a Courtyard by Marriott located in Scottsdale, Arizona, a Courtyard by Marriott located in Seattle, Washington and a Residence Inn by Marriott located in Phoenix, Arizona. The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement.

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with Permanent Financing, collateralized by the Hotel Investors Loan.

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Class A Preferred Stock and the Company received 37,979 shares of Class B Preferred Stock. The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per Share of the Company's Common Stock.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, described below, on a per share basis, adjusted for any distributions received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded eight percent return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and this offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to Common Stock.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor and Hotel Investors, certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         On November 16, 1999, the Company acquired an 89% interest in the LLC for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic Property was recently renovated and converted into a hotel which commenced operations in late November 1999.

         In addition, on December 10, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California, for approximately $15.5 million. The Property is being operated by the tenant as a Residence Inn by Marriott.

         Hotel Investors, the LLC and the Company, as lessors, have entered into long-term, triple-net leases with operators of Hotel Chains, as described below in "Liquidity Requirements."

COMMITMENTS

         As of February 23, 2000, the Company had initial commitments to acquire directly six hotel Properties for an anticipated aggregate purchase price of approximately $148 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire all of these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with three of these agreements, the Company has a deposit, in the form of a letter of credit, collateralized by a certificate of deposit, amounting to $5 million. In connection with two of the remaining agreements, the Company has a deposit of approximately $1.6 million held in escrow. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

         As of February 23, 2000, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of February 23, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

CASH AND CASH EQUIVALENTS

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1999, the Company had $101,972,441 invested in such short-term investments as compared to $13,228,923 at December 31, 1998. The increase in the amount invested in short-term investments is primarily attributable to proceeds received from the sale of Shares of Common Stock. These funds will be used to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate was $15,275,629 at December 31, 1999.

LIQUIDITY REQUIREMENTS

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses, acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its Line of Credit.

         Due to the fact that the Company leases its Properties on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities, management does not believe that working capital reserves are necessary at this time. Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property. The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development and investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its Line of Credit and proceeds from its offerings. The Company expects to meet its long-term liquidity requirements through short or long-term, unsecured or secured debt financing or equity financing.

DISTRIBUTIONS

         During the years ended December 31, 1999, 1998 and 1997, the Company generated cash from operations of $12,890,161, $2,776,965 and $22,469, respectively. Based on cash from operations and dividends due to the Company from Hotel Investors at December 31, 1999 (and received in January 2000), the Company declared and paid Distributions to its stockholders of $10,765,881, $1,168,145 and $29,776 during the years ended December 31, 1999, 1998 and 1997, respectively. In addition, on January 1 and February 1, 2000, the Company declared Distributions to stockholders of record on January 1 and February 1, 2000, totalling $1,745,931 and $1,835,433, respectively ($0.0604 per share), payable in March 2000. For the years ended December 31, 1999, 1998 and 1997, approximately 75 percent, 76 percent and 100 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 25 percent and 24 percent were considered a return of capital for federal income tax purposes for the years ended December 31, 1999 and 1998, respectively. No amounts distributed to the stockholders for the years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

DUE TO RELATED PARTIES

         During the years ended December 31, 1999, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $3,257,822, $459,250 and $638,274, respectively, for certain Organizational and Offering Expenses, $653,231, $392,863 and $26,149, respectively, for certain Acquisition Expenses, and $325,622, $98,212 and $11,003, respectively, for certain Operating Expenses. As of December 31, 1999 and 1998, the Company owed the Advisor and other related parties $1,085,343 and $318,937, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of gross offering proceeds.

OTHER

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company, or in the case of the seven Properties owned indirectly, to Hotel Investors. For the years ended December 31, 1999 and 1998, revenues relating to the FF&E Reserve of the Properties directly owned by the Company totalled $320,356 and $98,099, of which $275,630 and $82,407, respectively, is classified as restricted cash. No such amounts were outstanding or earned during 1997. For the year ended December 31, 1999, revenues relating to the FF&E Reserve of the Properties indirectly owned through Hotel Investors totalled $343,264, of which $288,644 is classified as restricted cash. Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

                              Results of Operations

COMPARISON OF YEAR ENDED DECEMBER 31, 1999 TO YEAR END DECEMBER 31, 1998

         As of December 31, 1999, the Company had acquired 11 Properties, either directly or indirectly, consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to each of these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $1,204,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays a contingent rent computed as a percentage of the gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties directly or indirectly owned by the Company, have been reported as additional rent for the years ended December 31, 1999 and 1998.

         During the years ended December 31, 1999 and 1998, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve income of $4,230,995 and $1,316,599, respectively. No contingent rental income was earned for the year ended December 31, 1998. The 221% increase in rental income, contingent rental income and FF&E Reserve income is due to the fact that the Company owned two Properties for the full year ended December 31, 1999, as compared to two Properties for approximately six months during the year ended December 31, 1998. In addition, the Company invested in two additional Properties during 1999. Because the Company has not yet acquired all of its Properties, revenues for the year ended December 31, 1999, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the year ended December 31, 1999, the Company acquired and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 1999 and 1998, the Company also earned $3,693,004 and $638,862, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The 478% increase in interest income was primarily attributable to increased offering proceeds in the current year being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As Net Offering Proceeds from this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         During the year ended December 31, 1999, two lessees, STC Leasing Associates, LLC ("STC") (which operates and leases two Properties) and WI Hotel Leasing, LLC (which leases the seven Properties in which the Company owns an interest through Hotel Investors), each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors). In addition, all of the Company's rental income (including the Company's share of total rental income from Hotel Investors) was earned from Properties operating as Marriott brand chains. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by STC will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         Operating Expenses, including interest expense and depreciation and amortization expense, were $2,318,717 and $996,522 for the years ended December 31, 1999 and 1998, respectively (21.7% and 51%, respectively, of total revenues). The increase in Operating Expenses during the year ended December 31, 1999, as compared to 1998, was primarily as a result the Company owning two Properties for approximately six months during 1998 compared to a full year during 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense decreased from $350,322 for the year ended December 31, 1998 to $248,094 for the year ended December 31, 1999. The decrease in interest expense of 29.2% was a result of the Line of Credit being outstanding for two months in 1999 as compared to the majority of 1998.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap, as described above in "Liquidity and Capital Resources -- Related Party Transactions." For the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. For the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The dollar amount of Operating Expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

         Operations of the Company commenced on October 15, 1997, when the Company received the minimum offering proceeds of $2,500,000. As of December 31, 1998, the Company had acquired two Properties, each consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to each of the Properties. The Company earned $1,316,599 in rental income from operating leases and FF&E Reserve income from the two Properties during the year ended December 31, 1998.

         During the years ended December 31, 1998 and 1997, the Company earned $638,862 and $46,071, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase was attributable to offering proceeds being temporarily invested in money market accounts or other short term, highly liquid investments.

         Operating expenses, including interest expense and depreciation and amortization expense, were $996,522 and $23,219 for the years ended December 31, 1998 and 1997, respectively. Operating expenses increased during the year ended December 31, 1998 as compared to the year ended December 31, 1997, primarily as a result of the fact that the Company did not commence operations until October 15, 1997, and due to the fact that the Company acquired Properties and received advances under the Line of Credit during 1998. As discussed above, for the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. For the year ended December 31, 1997, the Expense Cap was not applicable.

OTHER

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1997. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1999, 1998 and 1997. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of contingent rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations.

                         Year 2000 Readiness Disclosure

OVERVIEW OF YEAR 2000 COMPLIANCE ISSUES

         The year 2000 compliance issues concern the ability of information and non-information technology systems to properly recognize and process date-sensitive information beyond January 1, 2000. The failure to accurately recognize the year 2000 could result in a variety of problems from data miscalculations to the failure of entire systems.

READINESS STATUS

         The Advisor and its Affiliates generally provide all services requiring the use of information and some non-information technology systems pursuant to the Advisory Agreement with the Company. The Company generally does not directly own information technology systems. The non-information technology systems of the Advisor, its Affiliates and the Company are primarily facility related and include hotel and building security systems, elevators, fire suppressions, HVAC, electrical systems and other utilities. In early 1998, Affiliates of the Advisor formed a year 2000 committee (the "Y2K Team") that assessed the readiness of any systems that were date sensitive and completed upgrades for the hardware equipment and software that was not year 2000 compliant, as necessary. The cost for these upgrades and other remedial measures was the responsibility of the Advisor and its Affiliates. The Company has not incurred, and the Advisor and its Affiliates do not expect that the Company will incur, any costs in connection with the year 2000 remedial measures. In addition, the Y2K Team requested and received certifications of compliance from other companies with which the Advisor, its Affiliates, and the Company have material third party relationships.

         In assessing the risks presented by the year 2000 compliance issues, the Y2K Team identified potential worst case scenarios involving the failure of the information and non-information technology systems used by the Company's transfer agent, financial institutions and tenants. As of February 23, 2000, the Company did not experience material disruption or other significant problems in its information and non-information technology systems. In addition, as of the same date, the Advisor was not aware of any material year 2000 compliance issues relating to information and non-information technology systems of third parties with which the Company maintains material relationships, including those of the Company's transfer agent, financial institutions and tenants. Additionally, the Company's interactions with the systems of its transfer agent, financial institutions and tenants, have functioned normally. Until the Company's first Distribution in 2000 and the delivery of the information by the transfer agent to stockholders in early 2000, the Advisor will continue to monitor the year 2000 compliance of the transfer agent. In addition, the Advisor continues to monitor the systems used by the Company and to maintain contact with third parties with which the Company has material relationships with respect to year 2000 compliance and any year 2000 issues that may arise at a later date. The Advisor will develop contingency plans relating to ongoing year 2000 issues at the time that such issues are identified and such plans are deemed necessary.

         Based on the information provided to the Y2K Team, the upgrades and remedial measures by the Advisor and its Affiliates, and the normal functioning to date of information and non-information technology systems used by the Company and those third parties, the Advisor does not foresee significant risks associated with its year 2000 compliance at this time. In addition, the Advisor and its Affiliates do not expect to incur any material additional costs in connection with the year 2000 compliance efforts. However, there can be no assurance that the Advisor and its Affiliates or any third parties will not have ongoing year 2000 compliance issues that may have adverse effects on the Company.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:


         NAME                   AGE            POSITION WITH THE COMPANY
         ----                   ---            -------------------------
James M. Seneff, Jr.             53            Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne                 52            Director, Vice Chairman of the Board, and President
Matthew W. Kaplan                37            Director
Charles E. Adams                 37            Independent Director
Lawrence A. Dustin               54            Independent Director
John A. Griswold                 51            Independent Director
Craig M. McAllaster              48            Independent Director
Charles A. Muller                41            Chief Operating Officer and Executive Vice President
C. Brian Strickland              37            Vice President of Finance and Administration
Jeanne A. Wall                   41            Executive Vice President
Lynn E. Rose                     51            Secretary and Treasurer


         JAMES M. SENEFF, JR. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. since its formation in 1980. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. He also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Health Care Corp., its advisor. Since 1992, Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with the company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or co-venturer in over 100 real estate ventures. These ventures have involved the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         ROBERT A. BOURNE. Director, Vice Chairman of the Board and President. Mr. Bourne serves as a director and President of CNL Hospitality Corp., the Advisor to the Company, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc. (formerly CNL Group, Inc.); a director and President of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Health Care Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with the company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has participated as a general partner or co-venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified

Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         MATTHEW W. KAPLAN. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director a WNY Group, Inc., a private corporation, since 1999. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and a M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         CHARLES E. ADAMS. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master-planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health, and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and a M.B.A. from Harvard Graduate School of Business in 1989.

         LAWRENCE A. DUSTIN. Independent Director. Mr. Dustin is president of the lodging division of Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin was a principal of BBT, an advisory company specializing in hotel operations, marketing and development, from September 1998 to August 1999. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan, and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer, and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         JOHN A. GRISWOLD. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association, Orlando/Orange County Convention & Visitors Bureau, Inc. and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

         CRAIG M. MCALLASTER. Independent Director. Dr. McAllaster has served as director of the executive MBA program at the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, a M.S. from Alfred University in 1981 and a M.A. and Doctorate from Columbia University in 1987.

         CHARLES A. MULLER. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor, and Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, Pannell Kerr Forster and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. BRIAN STRICKLAND. Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., the Advisor, and CNL Hotel Development Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as the forecasting, budgeting and cash management activities. He is also responsible for SEC compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity of director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional development offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         JEANNE A. WALL. Executive Vice President. Ms. Wall serves as Executive Vice President and a director of CNL Hospitality Corp., the Advisor to the Company. Ms. Wall also serves as Executive Vice President of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, and CNL Health Care Corp., its advisor. She also serves as a director for CNLBank. Ms. Wall serves as Executive Vice President of CNL Financial Group, Inc. (formerly CNL Group, Inc.). Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President. In 1987, she became a Senior Vice President and in July 1997, became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, communications and investor services for programs offered through participating brokers. Ms. Wall also served as Senior Vice President of CNL Institutional Advisors Inc., a registered investment advisor, from 1990 to 1993. Ms. Wall served as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through 1997, and served as Vice President of CNL Realty Advisors, Inc. from its inception in 1991 through 1997. Ms. Wall also served as Executive Vice President of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and as Executive Vice President of CNL Fund Advisors, Inc., its advisor, from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association, is a member of the Corporate Advisory Council for the International Association for Financial Planning and is a member of the International Women's Forum. In addition, she previously served on the Direct Participation Program committee for the National Association of Securities Dealers, Inc. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp.

         LYNN E. ROSE. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Health Care Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. (formerly CNL Group, Inc.) since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 50 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and officers of the Advisor are as follows:

         James M. Seneff, Jr....................Chairman of the Board, Chief Executive Officer, and Director
         Robert A. Bourne.......................Vice Chairman of the Board, President, and Director
         Matthew W. Kaplan......................Director
         Charles A. Muller......................Chief Operating Officer and Executive Vice President
         C. Brian Strickland....................Vice President of Finance and Administration
         Jeanne A. Wall.........................Executive Vice President and Director
         Lynn E. Rose...........................Secretary, Treasurer and Director

         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

         Management anticipates that any transaction by which the Company would become self-administered would be submitted to the stockholders for approval.

THE ADVISORY AGREEMENT

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on June 16, 2000. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.


                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, of such fees in connection with the Initial Offering, of which $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $6,904,047 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through February 23, 2000, the Company incurred $12,426,003 of such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees in connection with the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $460,270 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through February 23, 2000, the Company incurred $828,400 of such fees in connection with this offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         In addition, in connection with this offering, the Company has agreed to issue and sell Soliciting Dealer Warrants to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five year period commencing the date this offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, in connection with this offering, CNL Securities Corp. was entitled to approximately 479,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $4,712,413 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through February 23, 2000, the Company incurred $7,455,602 of such fees in connection with this offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 1999 and 1998, the Company incurred $106,788 and $68,114, respectively, of such fees.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). During the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1999, 1998 and 1997, the Company incurred a total of $4,206,709, $644,189 and $192,224, respectively, for these services, $3,854,739,
$494,729 and $185,335, respectively, of such costs representing stock issuance costs, $124, $9,084 and $0, respectively, representing acquisition related costs and $351,846, $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         All amounts paid by the Company to Affiliates are believed by the Company to be fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HAVE NOT INVESTED IN HOTEL PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Health Care Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 1999, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 81,000 investors, and owned approximately 1,400 fast-food, family-style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                NUMBER OF           DATE 90% OF NET
                                                                                LIMITED             PROCEEDS FULLY
                           MAXIMUM                                              PARTNERSHIP         INVESTED OR
NAME OF                    OFFERING                                             UNITS OR            COMMITTED TO
ENTITY                     AMOUNT (1)               DATE CLOSED                 SHARES SOLD         INVESTMENT (2)
------                     ----------               -----------                 -----------         --------------

CNL Income                 $15,000,000              December 31, 1986           30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000              August 21, 1987             50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000              April 29, 1988              50,000              June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000              December 6, 1988            60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000              June 7, 1989                50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000              January 19, 1990            70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000              August 1, 1990              30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000              March 7, 1991               35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000              September 6, 1991           3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000              April 22, 1992              4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000              October 8, 1992             4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000              April 15, 1993              4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000              September 13, 1993          4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000              March 23, 1994              4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000              September 22, 1994          4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000              July 18, 1995               4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)


                                                                                NUMBER OF           DATE 90% OF NET
                                                                                LIMITED             PROCEEDS FULLY
                           MAXIMUM                                              PARTNERSHIP         INVESTED OR
NAME OF                    OFFERING                                             UNITS OR            COMMITTED TO
ENTITY                     AMOUNT (1)               DATE CLOSED                 SHARES SOLD         INVESTMENT (2)
------                     ----------               -----------                 -----------         --------------

CNL Income                 $30,000,000              October 10, 1996            3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000              February 6, 1998            3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413             January 20, 1999 (3)        37,373,221 (3)      February 1999 (3)
Properties Fund,           (37,373,221 shares)
Inc.

CNL Health Care            $155,000,000                      (4)                      (4)                   (4)
Properties, Inc.           (15,500,000 shares)


-----------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Health Care Properties, Inc. commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. As of December 31, 1999, CNL Health Care Properties, Inc. had not yet acquired any properties.

         As of December 31, 1999, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1999. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1999. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 1999 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1999, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.



NAME OF                        TYPE OF                                            METHOD OF               TYPE OF
ENTITY                         PROPERTY              LOCATION                     FINANCING               PROGRAM
------                         --------              --------                    -----------              --------
CNL Income                     22 fast-food or       AL, AZ, CA, FL, GA,            All cash              Public
Fund, Ltd.                     family-style          LA, MD, OK, PA, TX,
                               restaurants           VA, WA

CNL Income                     50 fast-food or       AL, AZ, CO, FL, GA,            All cash              Public
Fund II, Ltd.                  family-style          IL, IN, KS, LA, MI,
                               restaurants           MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income                     40 fast-food or       AL, AZ, CA, CO, FL,            All cash              Public
Fund III, Ltd.                 family-style          GA, IA, IL, IN, KS,
                               restaurants           KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income                     47 fast-food or       AL, DC, FL, GA, IL,            All cash              Public
Fund IV, Ltd.                  family-style          IN, KS, MA, MD, MI,
                               restaurants           MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income                     36 fast-food or       AZ, FL, GA, IL, IN,            All cash              Public
Fund V, Ltd.                   family-style          MI, NH, NY, OH, SC,
                               restaurants           TN, TX, UT, WA

CNL Income                     59 fast-food or       AR, AZ, CA, FL, GA,            All cash              Public
Fund VI, Ltd.                  family-style          IL, IN, KS, MA, MI,
                               restaurants           MN, NC, NE, NM, NY,
                                                     OH, OK, PA, TN, TX,
                                                     VA, WA, WY


NAME OF                        TYPE OF                                            METHOD OF              TYPE OF
ENTITY                         PROPERTY              LOCATION                     FINANCING              PROGRAM
------                         ---------             ----------                   ---------              -------
CNL Income                     51 fast-food or       AL, AZ, CO, FL, GA,            All cash              Public
Fund VII, Ltd.                 family-style          IN, LA, MI, MN, NC,
                               restaurants           OH, SC, TN, TX, UT,
                                                     WA

CNL Income                     43 fast-food or       AZ, FL, IN, LA, MI,            All cash              Public
Fund VIII, Ltd.                family-style          MN, NC, NY, OH, TN,
                               restaurants           TX, VA

CNL Income                     46 fast-food or       AL, CA, CO, FL, GA,            All cash              Public
Fund IX, Ltd.                  family-style          IL, IN, LA, MI, MN,
                               restaurants           MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income                     55 fast-food or       AL, AZ, CA, CO, FL,            All cash              Public
Fund X, Ltd.                   family-style          ID, IL, LA, MI, MO,
                               restaurants           MT, NC, NE, NH, NM,
                                                     NY, OH, PA, SC, TN,
                                                     TX, WA

CNL Income                     44 fast-food or       AL, AZ, CA, CO, CT,            All cash              Public
Fund XI, Ltd.                  family-style          FL, KS, LA, MA, MI,
                               restaurants           MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA,
                                                     WA

CNL Income                     51 fast-food or       AL, AZ, CA, FL, GA,            All cash              Public
Fund XII, Ltd.                 family-style          LA, MO, MS, NC, NM,
                               restaurants           OH, SC, TN, TX, WA

CNL Income                     50 fast-food or       AL, AR, AZ, CA, CO,            All cash              Public
Fund XIII, Ltd.                family-style          FL, GA, IN, KS, LA,
                               restaurants           MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income                     65 fast-food or       AL, AZ, CO, FL, GA,            All cash              Public
Fund XIV, Ltd.                 family-style          KS, LA, MN, MO, MS,
                               restaurants           NC, NJ, NV, OH, SC,
                                                     TN, TX, VA

CNL Income                     56 fast-food or       AL, CA, FL, GA, KS,            All cash              Public
Fund XV, Ltd.                  family-style          KY, MN, MO, MS, NC,
                               restaurants           NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA


NAME OF                        TYPE OF                                            METHOD OF            TYPE OF
ENTITY                         PROPERTY              LOCATION                     FINANCING            PROGRAM
------                         ---------             ----------                   ---------              -------
CNL Income                     49 fast-food or       AZ, CA, CO, DC, FL,            All cash              Public
Fund XVI, Ltd.                 family-style          GA, ID, IN, KS, MN,
                               restaurants           MO, NC, NM, NV, OH,
                                                     TN, TX, UT, WI

CNL Income                     31 fast-food,         CA, FL, GA, IL, IN,            All cash              Public
Fund XVII, Ltd.                family-style or       MI, NC, NV, OH, SC,
                               casual-dining         TN, TX, WA
                               restaurants

CNL Income                     25 fast-food,         AZ, CA, FL, GA, IL,            All cash              Public
Fund XVIII, Ltd.               family-style or       KY, MD, MN, NC, NV,
                               casual-dining         NY, OH, TN, TX, VA
                               restaurants

CNL American                   679 fast-food,        AL, AZ, CA, CO, CT,               (1)              Public REIT
Properties Fund,               family-style or       DE, FL, GA, IA, ID,
Inc.                           casual-dining         IL, IN, KS, KY, LA,
                               restaurants           MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Health Care                      (2)                      (2)                      (2)             Public REIT
Properties, Inc.




(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 1999, CNL Health Care Properties, Inc. had not acquired any properties

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1995 and December 1999, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter), although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                                                   Total                               Distributions
Month                                          Distributions                             Per Share
------                                         -------------                           -------------
November 1997                                   $    10,757                               $0.025000
December 1997                                        19,019                                0.025000
January 1998                                         28,814                                0.025000
February 1998                                        32,915                                0.025000
March 1998                                           39,627                                0.025000
April 1998                                           46,677                                0.025000
May 1998                                             52,688                                0.025000
June 1998                                            56,365                                0.025000
July 1998                                            99,589                                0.041700
August 1998                                         105,708                                0.041700
September 1998                                      156,747                                0.058300
October 1998                                        167,848                                0.058300
November 1998                                       183,302                                0.058300
December 1998                                       197,865                                0.058300
January 1999                                        251,967                                0.058300
February 1999                                       314,928                                0.058300
March 1999                                          431,757                                0.058300
April 1999                                          554,807                                0.060400
May 1999                                            687,916                                0.060400
June 1999                                           811,246                                0.060400
July 1999                                           964,253                                0.060400
August 1999                                       1,086,760                                0.060400
September 1999                                    1,227,438                                0.060400



                                                   Total                               Distributions
Month                                          Distributions                             Per Share
------                                         -------------                           -------------
October 1999                                      1,351,427                                0.060400
November 1999                                     1,467,967                                0.060400
December 1999                                     1,615,415                                0.060400


         In addition, in January and February 2000, the Company declared Distributions totalling $1,745,931 and $1,835,433, respectively (each representing $0.0604 per Share), payable in March 2000. The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT (90% in 2001 and thereafter). Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by reducing revenues or increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the years ended December 31, 1999 and 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 75%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the years ended December 31, 1999 and 1998, approximately 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 1999, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations(which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 126,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." As of February 23, 2000, the Company had 31,595,269 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 50,382 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 60,000,000 to 150,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the Shares of Common Stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to a vote of the stockholders at its annual meeting in May 2000. The Board of Directors has also approved the 2000 Offering of up to 45,000,000 Shares which is expected to commence immediately following the completion of this offering. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2000 Offering will be limited to approximately 20,000,000 Shares. If the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following the termination of this offering.


                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Hospitality Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing as well as stock of another REIT and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the

Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         The common and preferred stock of Hotel Investors owned by Hospitality Partners represents a significant portion of the Company's assets. As mentioned above, stock of a REIT is considered a "real estate asset" for purposes of the 75% asset test and, therefore, the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. Based on representations made by officers of Hotel Investors with respect to relevant factual matters, and assuming that Hotel Investors will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, Hotel Investors is organized in conformity with the requirements for qualification as a REIT, and Hotel Investors' proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that Hotel Investors' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of Hotel Investors' operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If Hotel Investors fails to qualify as a REIT, then the Company would own (through Hospitality Partners) securities of an issuer that exceed 5% of the value of the Company's assets and that represent more than 10% of the outstanding voting securities of an issuer in violation of the asset tests discussed above.

         INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) THE 75 PERCENT AND 95 PERCENT TESTS. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of other REITs, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties and dividends from Hotel Investors. Dividends from Hotel Investors will be qualifying income under both the 75% and the 95% test, provided that Hotel Investors qualifies as a REIT. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% (90% in 2001 and thereafter) of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement (90% in 2001 and thereafter). Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

         NEW TAX LEGISLATION. On December 17, 1999, President Clinton signed the Work Incentives Improvement Act of 1999. This law includes several provisions that pertain to REITs, two of which will affect the Company. First, the distribution requirement, discussed in "-- Distribution Requirements" above, will be reduced so that the Company will be required to distribute dividends equal to 90% (rather than 95%) of its net taxable income. Second, another provision will change the method for measuring whether a lease violates the restriction that rent attributable to personal property leased in connection with a lease of real property is no more than 15 percent of the total rent received under the lease. Under current law, the percentage is determined by reference to the adjusted tax bases of the real property and the personal property; under the recently passed law, the percentage will be determined by reference to their respective fair market values. These provisions will be effective beginning in 2001.


                                  THE OFFERING

PLAN OF DISTRIBUTION

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.


                                     EXPERTS

         The audited consolidated balance sheets of the Company as of December 31, 1999 and 1998, the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 and the financial statement schedule, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                                   DEFINITIONS

         "ADVISOR" means CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Hospitality Corp. or any successor advisors subcontracts substantially all of its functions.

         "BANK" means SouthTrust Bank, N.A., escrow agent for the offering.

         "CNL" means CNL Financial Group, Inc. (formerly CNL Group, Inc.), the parent company either directly or indirectly of CNL Real Estate Services, Inc., CNL Capital Markets, Inc., the Advisor and the Managing Dealer.

         "INITIAL OFFERING" means the initial offering of the Company which commenced on July 9, 1997 and terminated on June 17, 1999, at which time this offering commenced.

                                   APPENDIX B

                              FINANCIAL INFORMATION


                    -------------------------------------------
                    |   THE FINANCIAL STATEMENTS INCLUDED IN  |
                    |   THIS APPENDIX B UPDATE AND REPLACE    |
                    |   APPENDIX B TO THE ATTACHED            |
                    |   PROSPECTUS, DATED JUNE 4, 1999.       |
                    -------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                          Page
                                                                                                          ----

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of December 31, 1999                                          B-2

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999                     B-3

    Notes to Pro Forma Consolidated Financial Statements for the year ended December
      31, 1999                                                                                            B-4

Audited Consolidated Financial Statements:

    Report of Independent Certified Public Accountants                                                    B-7

    Consolidated Balance Sheets as of December 31, 1999 and 1998                                          B-8

    Consolidated Statements of Earnings for the years ended December 31, 1999, 1998 and 1997              B-9

    Consolidated Statements of Stockholders' Equity for the years ended December 31, 1999, 1998
      and 1997                                                                                            B-10

    Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997            B-11

    Notes to Consolidated Financial Statements for the years ended December 31, 1999, 1998 and 1997       B-13

Financial Statement Schedule:

    Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1999                       B-26

    Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1999              B-28

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $288,957,987 in gross offering proceeds from the sale of 28,895,799 shares of common stock for the period from inception through December 31, 1999, and the application of such funds to purchase three properties, to acquire an 89 percent interest in a limited liability company which owns one property, to invest in an unconsolidated subsidiary which owned seven properties as of December 31, 1999, to place deposits on six additional properties, to redeem 12,885 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $26,794,707 in gross offering proceeds from the sale of 2,679,471 additional shares for the period January 1, 2000 through February 23, 2000, (iii) the application of such funds to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on December 31, 1999.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 31, 1999, includes the historical operating results of the properties described in (i) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1999, to (B) the earlier of (1) the date the property was acquired by the Company or its unconsolidated subsidiary or (2) the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999

                                                                                  Pro Forma
                        ASSETS                                  Historical       Adjustments               Pro Forma
                                                               --------------    ---------------         --------------
Land, buildings and equipment on operating leases                $ 112,227,771          $    --           $112,227,771
Investment in unconsolidated subsidiary                             38,364,157       (1,320,000)            37,044,157
Cash and cash equivalents                                          101,972,441       23,400,747      (a)   125,373,188
Restricted cash                                                        275,630               --                275,630
Certificate of deposit                                               5,000,000               --              5,000,000
Dividends receivable                                                 1,215,993               --              1,215,993
Receivables                                                            112,184               --                112,184
Prepaid expenses                                                        41,165               --                 41,165
Loan costs                                                              51,969               --                 51,969
Accrued rental income                                                   79,399               --                 79,399
Other assets                                                         7,627,565        1,205,762      (a)     8,833,327
                                                                --------------    --------------        ---------------

                                                               $  266,968,274       $23,286,509           $290,254,783
                                                               ================   ==============         ==============
         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                          $       405,855      $  (309,182)     (a)    $   96,673

Due to related parties                                               1,085,343       (1,055,440)     (a)        29,903
Security deposits                                                    5,042,054               --              5,042,054
Rents paid in advance                                                  255,568               --                255,568
                                                               ----------------   --------------         --------------
       Total liabilities                                             6,788,820       (1,364,622)             5,424,198
                                                               ----------------   --------------         --------------

Commitments and contingencies

Minority interest                                                    7,124,615               --              7,124,615
                                                               ----------------   --------------         --------------
Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                             --               --                     --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                            --               --                     --
    Common stock, $.01 par value per share.
       60,000,000 authorized shares; issued and
       outstanding 28,902,914 shares; issued and
       outstanding 31,582,385 shares, as adjusted                      289,029           26,795      (a)       315,824
    Capital in excess of par value                                 256,231,833       24,624,336      (a)   280,856,169
    Accumulated distributions in excess of
       net earnings                                                 (3,466,023)              --             (3,466,023)
                                                               ----------------   --------------         --------------
          Total stockholders' equity                               253,054,839       24,651,131            277,705,970
                                                               ----------------   --------------         --------------

                                                                                                          $290,254,783
                                                                  $266,968,274     $ 23,286,509
                                                               ================   ==============         ==============

                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1999

                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from
       operating leases                                  $ 3,910,639          $    47,126  (1)      $  3,957,765
    FF&E reserve income                                     320,356                 3,953  (2)           324,309
    Dividend income                                       2,753,506               461,106  (3)         3,214,612
    Interest income                                       3,693,004              (219,052) (4)         3,473,952
                                                       -------------      ----------------       ----------------
                                                         10,677,505               293,133             10,970,638
                                                       -------------      ----------------       ----------------
Expenses:
    Interest and loan cost amortization                     248,094                    --                248,094
    General operating and
       administrative                                       626,649                    --                626,649
    Professional services                                    69,318                    --                 69,318
    Asset management fees to
       related party                                        106,788                24,392  (5)           131,180
    Depreciation and amortization                         1,267,868                15,826  (6)         1,283,694
                                                       -------------      ----------------       ----------------
                                                          2,318,717                40,218              2,358,935
                                                       -------------      ----------------       ----------------
Earnings Before Equity in Loss
    of Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority Interest                 8,358,788               252,915              8,611,703

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                              (778,466)             (144,635 )(7)          (923,101)

Minority Interest                                           (64,334)                   --                (64,334)
                                                       -------------      ----------------       ----------------

Net Earnings                                             $ 7,515,988          $   108,280           $  7,624,268
                                                       =============      ================       ================

Earnings Per Share of Common Stock (8):
    Basic                                                 $    0.47                              $          0.48
                                                       =============                             ================
    Diluted                                               $    0.45                              $          0.47
                                                       =============                             ================

Weighted Average Number of Shares of
    Common Stock Outstanding (8):
       Basic                                             15,890,212                                   15,918,577
                                                       =============                             ================
       Diluted                                           21,437,859                                   21,466,224
                                                       =============                             ================

                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:


(a) Represents gross proceeds of $26,794,707 from the sale of 2,679,471 shares during the period January 1, 2000 through February 23, 2000 and a refund of a deposit totaling $1,320,000 relating to the unconsolidated subsidiary exercising its option to terminate its obligation to purchase one property under its purchase and sale agreement, used (i) to pay acquisition fees and costs of $1,552,684 ($346,923 of which was accrued at December 31, 1999) which had been capitalized as other assets and (ii) to pay selling commissions and offering expenses of $3,161,276 which have been netted against stockholders' equity (a total of $1,017,699 of which was accrued as of December 31, 1999), leaving $23,400,747 for future investment.


Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of February 23, 2000 (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 1999, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                          Date Pro Forma
                                                Date Placed               Property became
                                                in Service                Operational as
                                              by  the Company             Rental Property
                                              ---------------             ---------------
         Residence Inn Buckhead (Lenox
           Park) in Atlanta, GA                July 31, 1998              January 1, 1999
         Residence Inn Gwinnett Place
           in Duluth, GA                       July 31, 1998              January 1, 1999
         Residence Inn Mira Mesa
           in Mira Mesa, CA                  December 10, 1999          September 20, 1999
         Courtyard Philadelphia Downtown
           in Philadelphia, PA               November 20, 1999           November 20, 1999

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during 1999 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1999.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately $10,000 per month, per Pro Forma Property.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1999


(3) Represents adjustment to dividend income earned on the Company's $37,978,272 investment at December 31, 1999, in the 9.76% Class B cumulative preferred stock of the unconsolidated subsidiary, for the period commencing (A) the later of (i) the date the properties owned by the unconsolidated subsidiary became operational by the previous owner or (ii) January 1, 1999, to (B) the earlier of (i) the date the properties owned by the unconsolidated subsidiary were acquired or (ii) the end of the pro forma period presented. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase seven hotel properties which were operational prior to the Company's investment in the unconsolidated subsidiary. The following presents the actual date the unconsolidated subsidiary properties were acquired or placed in service by the unconsolidated subsidiary as compared to the date the unconsolidated subsidiary's properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings:

                                                                                               Pro Forma
                                                                                          Date Unconsolidated
                                                                  Date Placed                 Subsidiary
                                                                  in Service               Properties became
                                                                    by the                  Operational as
                                                           Unconsolidated Subsidiary        Rental Property
                                                           -------------------------        ---------------
               Residence Inn Las Vegas, NV                     February 25, 1999             January 1, 1999
               Residence Inn Plano, TX                         February 25, 1999             January 1, 1999
               Marriott Suites Dallas, TX                      February 25, 1999             January 1, 1999
               Courtyard Plano, TX                             February 25, 1999             January 1, 1999
               Residence Inn Phoenix, AZ                       June 16, 1999                 May 14, 1999
               Courtyard Scottsdale, AZ                        June 16, 1999                 May 21, 1999
               Courtyard Seattle, WA                           June 16, 1999                 May 22, 1999


(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the actual date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) and Note (3) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1999.


(5) Represents increase in asset management fees relating to the Pro Forma Properties and the investment in unconsolidated subsidiary for the period commencing (A) the later of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) and (3) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, including the investment in the unconsolidated subsidiary, as defined in the Company's prospectus.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(6) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(7) Represents adjustment to equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends for the period commencing
         (A) the date the unconsolidated subsidiary's properties became operational by the previous owner, through (B) the earlier of (i) the date the properties were acquired by the unconsolidated subsidiary or
         (ii) the end of the pro forma period presented, as described in Note
         (3) above. The following represents the Company's share of pro forma net earnings or loss after deduction of preferred stock dividends declared for the pro forma period ending December 31, 1999:

                                                              December 31,
                                                                  1999
                                                            -----------------
          Unconsolidated Subsidiary Pro Forma
              Earnings Before Preferred Stock Dividends        $ 4,769,743
          8% Class A Cumulative Preferred Stock
              Dividends (institutional investor)                (3,431,011)
          9.76% Class B Cumulative Preferred Stock
              Dividends (the Company)                           (3,214,612)
          8% Class C Cumulative Preferred Stock
              Dividends (other investors)                           (8,000)
                                                                ----------
          Pro Forma Net Loss of Unconsolidated Subsidiary
              After Preferred Stock Dividends                  $(1,883,880)
                                                                ==========
          The Company's 49% Interest in the Pro Forma
              Loss of the Unconsolidated Subsidiary            $  (923,101)
                                                                ==========

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999.

         As a result of the investment in the unconsolidated subsidiary being treated in the Pro Forma Consolidated Statements of Earnings as invested pro rata beginning on January 1, 1999 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment on January 1, 1999. Due to the fact that approximately 817,000 of these shares of common stock were actually sold subsequent to January 1, 1999, the weighted average number of shares outstanding for the pro forma year ended December 31, 1999 was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the year ended December 31, 1999.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
CNL Hospitality Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits. We conducted our audits of these consolidated statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 21, 2000

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                    December 31,
                                                                              1999                1998
                                                                          --------------      -------------
                             ASSETS
Land, buildings and equipment on operating leases, net                     $112,227,771        $28,368,383
Investment in unconsolidated subsidiary                                      38,364,157                 --
Cash and cash equivalents                                                   101,972,441         13,228,923
Restricted cash                                                                 275,630             82,407
Certificate of deposit                                                        5,000,000          5,000,000
Dividends receivable                                                          1,215,993                 --
Receivables                                                                     112,184             44,832
Prepaid expenses                                                                 41,165              9,391
Organization costs, less accumulated amortization of
    $5,221                                                                           --             19,752
Loan costs, less accumulated amortization of $86,627 and
    $12,980, respectively                                                        51,969             78,282
Accrued rental income                                                            79,399             44,160
Other assets                                                                  7,627,565          1,980,560
                                                                         ---------------
                                                                                             --------------

                                                                           $266,968,274        $48,856,690
                                                                         ===============    ==============


                  LIABILITIES AND STOCKHOLDERS' EQUITY
Line of credit                                                                  $    --        $ 9,600,000
Interest payable                                                                     --             66,547
Accounts payable and accrued expenses                                           405,855            333,726
Due to related parties                                                        1,085,343            318,937
Security deposits                                                             5,042,054          1,417,500
Rents paid in advance                                                           255,568              3,489
                                                                         ---------------     --------------
       Total liabilities                                                      6,788,820         11,740,199
                                                                         ---------------     --------------

Commitments and contingencies

Minority interest                                                             7,124,615                 --
                                                                         ---------------     --------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                      --                 --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                     --                 --
    Common stock, $.01 par value per share. 60,000,000
       authorized shares, issued and outstanding  28,902,914
       and 4,321,908 shares, respectively                                       289,029             43,219
    Capital in excess of par value                                          256,231,833         37,289,402
    Accumulated distributions in excess of net earnings                      (3,466,023)          (216,130)
                                                                         ---------------     --------------
          Total stockholders' equity                                        253,054,839         37,116,491
                                                                         ---------------     --------------

                                                                           $266,968,274        $48,856,690
                                                                         ===============     ==============

          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

                                                                Year Ended December 31,
                                                   1999                1998              1997
                                              -------------       -------------     -------------
Revenues:
    Rental income from
       operating leases                         $3,910,639          $1,218,500            $   --
    FF&E reserve income                            320,356              98,099                --
    Dividend income                              2,753,506                  --                --
    Interest and other income                    3,693,004             638,862            46,071
                                              -------------       -------------     -------------
                                                10,677,505           1,955,461            46,071
                                              -------------       -------------     -------------

Expenses:
    Interest and loan cost amortization            248,094             350,322                --
    General operating and administrative           626,649             167,951            22,386
    Professional services                           69,318              21,581                --
    Asset management fees to
       related party                               106,788              68,114                --
    Depreciation and amortization                1,267,868             388,554               833
                                              -------------       -------------     -------------
                                                 2,318,717             996,522            23,219
                                              -------------       -------------     -------------
Earnings Before Equity in Loss of
    Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority
    Interest                                     8,358,788             958,939            22,852

Equity in Loss of Unconsolidated
Subsidiary After Deduction of
Preferred Stock Dividends                         (778,466)                 --                --

Minority Interest                                  (64,334)                 --                --
                                              -------------       -------------     -------------

Net Earnings                                    $7,515,988           $ 958,939         $  22,852
                                              =============       =============     =============

Earnings Per Share of Common Stock:
    Basic                                         $   0.47            $   0.40          $   0.03
                                              =============       =============     =============
    Diluted                                       $   0.45            $   0.40          $   0.03
                                              =============       =============     =============

Weighted Average Number of Shares of
    Common Stock Outstanding:
       Basic                                    15,890,212           2,402,344           686,063
                                              =============       =============     =============
       Diluted                                  21,437,859           2,402,344           686,063
                                              =============       =============     =============


          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 1999, 1998 and 1997

                                                                                    Accumulated
                                            Common stock                           distributions
                                       ------------------------    Capital in        in excess
                                         Number         Par        excess of           of net
                                       of Shares       value       par value          earnings          Total
                                       -----------   ----------  ---------------   ---------------  ---------------
Balance at December 31, 1996               20,000        $  200       $  199,800          $   --        $  200,000

Subscriptions received for
    common stock through public
    offering and distribution
    reinvestment plan                   1,132,540        11,325       11,314,077              --        11,325,402

Stock issuance costs                           --            --       (2,284,561)             --        (2,284,561)

Net earnings                                   --            --               --          22,852            22,852

Distributions declared and paid
    ($.05 per share)                           --            --               --         (29,776)          (29,776)
                                      ------------    ----------  ---------------  --------------    --------------

Balance at December 31, 1997            1,152,540        11,525        9,229,316          (6,924)        9,233,917

Subscriptions received for
    common stock through public
    offering and distribution
    reinvestment plan                   3,169,368        31,694       31,661,984              --        31,693,678

Stock issuance costs                           --            --       (3,601,898)             --        (3,601,898)

Net earnings                                   --            --               --         958,939           958,939

Distributions declared and paid
    ($.47 per share)                           --            --               --      (1,168,145)       (1,168,145)
                                      ------------    ----------  ---------------  --------------    --------------

Balance at December 31, 1998            4,321,908        43,219       37,289,402        (216,130)       37,116,491

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                  24,593,891       245,939      245,692,968              --       245,938,907

Retirement of common stock                (12,885)         (129)        (118,413)             --          (118,542)

Stock issuance costs                           --            --      (26,632,124)             --       (26,632,124)

Net earnings                                   --            --               --       7,515,988         7,515,988

Distributions declared and paid
    ($.72 per share)                           --            --               --     (10,765,881)      (10,765,881)
                                      ------------    ----------  ---------------  --------------    --------------

Balance at December 31, 1999           28,902,914      $289,029     $256,231,833    $  (3,466,023)     $253,054,839
                                      ============    ==========  ===============  ==============    ==============

          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Years Ended December 31,
                                                              1999             1998             1997
                                                        ---------------   -------------    -------------
Cash flows from operating activities:
   Net earnings                                            $ 7,515,988      $  958,939         $ 22,852
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                         1,230,499         384,166               --
        Amortization                                           130,769          17,368              833
        Distribution from investment in
          unconsolidated subsidiary, net
          of equity in loss                                  1,478,111              --               --
        Minority interest                                       64,334              --               --
        Changes in operating assets and
          liabilities:
            Dividends receivable                            (1,215,993)             --               --
            Receivables                                        (67,352)        (44,832)              --
            Prepaid expenses                                   (31,774)          1,788          (11,179)
            Accrued rental income                              (35,239)        (44,160)              --
            Interest payable                                   (66,547)         66,547               --
            Accounts payable and accrued
              expenses                                          (2,191)          5,322            3,822
            Due to related parties -
              operating expenses                                12,923          10,838            6,141
            Security deposits                                3,624,554       1,417,500               --
            Rents paid in advance                              252,079           3,489               --
                                                        ---------------   -------------    -------------

              Net cash provided by
                 operating  activities                      12,890,161       2,776,965           22,469
                                                        ---------------   -------------    -------------

Cash flows from investing activities:
    Additions to land, buildings and
       equipment on operating leases                       (85,089,887)    (28,752,549)             --
    Investment in unconsolidated subsidiary                (39,879,638)             --              --
    Investment in certificate of deposit                            --      (5,000,000)             --
    Increase in restricted cash                               (193,223)        (82,407)             --
    Additions to other assets                               (5,068,727)       (676,026)        (463,470)
                                                        ---------------   -------------    -------------

              Net cash used in investing
                 activities                               (130,231,475)    (34,510,982)        (463,470)
                                                        ---------------   -------------    -------------

          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                   Years Ended December 31,
                                                           1999               1998             1997
                                                     ---------------     --------------  ---------------
Cash flows from financing activities:
    Proceeds from borrowings on line of
      credit                                                     --          9,600,000               --
    Repayment of borrowings on line of
      credit                                             (9,600,000)                --               --
    Payment of loan costs                                   (47,334)           (91,262)              --
    Contributions from minority interest
      of consolidated subsidiary                          7,150,000                 --               --
    Subscriptions received from
      stockholders                                      245,938,907         31,693,678       11,325,402
    Distributions to stockholders                       (10,765,881)        (1,168,145)         (29,776)
    Retirement of common stock                             (118,542)                --               --
    Payment of stock issuance costs                     (26,472,318)        (3,948,669)      (1,979,371)
    Other                                                        --              7,500           (7,500)
                                                     ---------------     --------------  ---------------

      Net cash provided by financing
         activities                                     206,084,832         36,093,102        9,308,755
                                                     ---------------     --------------  ---------------

Net increase in cash and cash equivalents                88,743,518          4,359,085        8,867,754

Cash and cash equivalents at beginning of
    year                                                 13,228,923          8,869,838            2,084
                                                     ---------------     --------------  ---------------

Cash and cash equivalents at end of year              $ 101,972,441        $13,228,923      $ 8,869,838
                                                     ===============     ==============  ===============


Supplemental disclosures of cash flow information:

      Cash paid during the year for interest              $  240,994         $  270,795          $    --
                                                     ===============     ==============  ===============

Supplemental schedule of non-cash financing activities:

      Distributions declared not paid to
        minority interest                                $   89,719            $    --          $    --
                                                     ===============     ==============  ===============

          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC (see note 4).

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to hotel operators. The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of hotel chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of shares of common stock.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP and CNL Philadelphia Annex, LLC (an 89% owned limited liability company). All significant intercompany balances and transactions have been eliminated in consolidation. Interest of unaffiliated third party is reflected as minority interest.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. Land, buildings and equipment are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property leases are accounted for using the operating method. Under the operating method, land, building and equipment are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

         When the Properties or equipment are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


1.       Significant Accounting Policies - Continued:

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Loan Costs - Loan costs incurred in connection with the Company's line of credit and a $5,000,000 letter of credit have been capitalized and are being amortized over the term of the loan and the term of the letter of credit commitment, respectively, using the straight-line method which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and Properties.

         Earnings Per Share - Basic earnings per share ("EPS") is calculated based upon the weighted average number of shares of common stock outstanding during each year and diluted earnings per share is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares (see Note 12).

         Reclassification - Certain items in the prior years' financial statements have been reclassified to conform with the 1999 presentation, including a change in the presentation of the cash flow from the direct to the indirect method. These reclassifications had no effect on stockholders' equity or net earnings.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


2.       Public Offerings:

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares ($15,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan. Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"). Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 1999 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to CNL Hospitality Corp. (formerly known as CNL Hospitality Advisors, Inc.) (the "Advisor") for acquisition fees, are substantially the same for the Company's Initial Offering. As of December 31, 1999, the Company received total subscription proceeds from the Initial Offering and the 1999 Offering of $289,157,987 (28,915,799 shares), including $503,819 (50,382 shares) through the reinvestment plan.

         On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 45,000,000 additional shares of common stock ($450,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of the Company's 1999 Offering. Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same for the Company's 1999 Offering. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

3.       Investment in Unconsolidated Subsidiary:

         In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows") pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International. At the time the agreement was entered into, the eight Properties (four as Courtyard(R) by Marriott(R) hotels, three as Residence Inn(R) by Marriott(R) hotels, and one as a Marriott Suites(R)) were either newly constructed or in various stages of completion.

         In February 1999 and June 1999, Hotel Investors purchased seven of the eight Properties for an aggregate purchase price of approximately $167 million and paid $3 million as a deposit on the one remaining Property. The Properties acquired were a Courtyard by Marriott located in Plano, Texas, a Marriott Suites located in Dallas, Texas, a Residence Inn by Marriott located in Las Vegas, Nevada, a Residence Inn by Marriott located in Plano, Texas, a Courtyard by Marriott located in Scottsdale, Arizona, a Courtyard by Marriott located in Seattle, Washington and a Residence Inn by Marriott located in Phoenix, Arizona. The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement. As of December 31, 1999, Hotel Investors owned seven of the newly constructed hotels.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


3.       Investment in Unconsolidated Subsidiary - Continued:

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the Properties (the "Hotel Investors Loan").

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and those of Hotel Investors.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, on a per share basis, adjusted for any dividends received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded eight percent return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of common stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to 387,868 shares of common stock. For the year ended December 31, 1999, the Company incurred approximately $54,000 in interest expense on this convertible loan.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor, Hotel Investors, and certain affiliates have agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its advisory agreement.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


3.       Investment in Unconsolidated Subsidiary - Continued:

         The following presents condensed financial information for Hotel Investors as of and for the period from February 10, 1999 (inception) to December 31, 1999:


           Land, buildings and equipment on operating leases, net  $165,088,059
           Cash and cash equivalents                                  4,884,014
           Loan costs, net                                              708,006
           Accrued rental income                                        283,914
           Prepaid expenses, receivables and other assets             3,283,306
           Liabilities                                               92,229,193
           Redeemable preferred stock - Class A and Class B          85,361,864
           Stockholders' deficit                                     (2,915,614)
           Revenues                                                  13,025,978
           Net earnings                                               4,104,936
           Preferred stock dividends                                  5,693,642
           Loss applicable to common stockholders                    (1,588,706)


         During the year ended December 31, 1999, the Company recorded $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,975,040 attributable to this investment.

4.       Land, Buildings and Equipment on Operating Leases:

         During the year ended December 31, 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) (the "LLC"), for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic property was recently renovated and converted into a hotel which commenced operations in late November 1999. The LLC is included with the accounts of the Company except for the remaining 11% interest which is reflected as minority interest in the accompanying consolidated financial statements.

         In addition, during the year ended December 31, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California for approximately $15.5 million. The Property is being operated by the tenant as a Residence Inn by Marriott.

         The Company leases its land, buildings and equipment to hotel operators. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and have been classified as operating leases. The lease terms range from 15 to 19 years and provide for minimum and contingent rentals. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew each of the leases for two to three successive five-year to ten-year periods subject to the same terms and

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


4.       Land, Buildings and Equipment on Operating Leases - Continued:

         conditions of the initial leases. The leases also require the establishment of capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent. For the years ended December 31, 1999 and 1998, revenues from the FF&E Reserve totaled $320,356 and $98,099, respectively, of which $275,630 and $82,407, respectively, is classified as restricted cash. No such amounts were earned or outstanding during 1997.

         Land, buildings and equipment on operating leases consisted of the following at December 31:

                                                           1999                       1998
                                                       --------------             -------------
                Land                                     $12,337,950               $2,926,976
                Buildings                                 92,220,370               23,476,442
                Equipment                                  9,272,785                2,349,131
                                                      ---------------           --------------
                                                         113,831,105               28,752,549
                Less accumulated depreciation             (1,603,334)                (384,166)
                                                      ---------------           --------------
                                                        $112,227,771              $28,368,383
                                                      ===============           ==============

         Certain leases provide an increase in the minimum annual rent at a predetermined interval during the terms of the leases. Such amount is recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1999 and 1998, the Company recognized $35,238 and $44,160, respectively, of such rental income. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings. No such amounts were earned during 1997.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1999:


               2000                                   $ 10,971,195
               2001                                     10,971,195
               2002                                     10,971,195
               2003                                     10,971,195
               2004                                     10,971,195
               Thereafter                              118,283,694
                                                   ----------------
                                                      $173,139,669
                                                   ================

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on a percentage of the tenant's gross sales.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


5.       Other Assets:

         Other assets as of December 31, 1999 and 1998 were $7,627,565 and $1,980,560, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties.

6.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1999, 12,885 shares of common stock were redeemed and retired. No shares were redeemed in 1998 or 1997.

7.       Line of Credit:

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The line of credit provides that the Company may receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or
         (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

         In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $138,000. As of December 31, 1999, the Company has no amounts outstanding under the line of credit.

8.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offerings of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


8.       Stock Issuance Costs - Continued:

         During the years ended December 31, 1999, 1998 and 1997, the Company incurred $26,632,124, $3,606,871 and $2,304,561, respectively, in organizational and offering costs, including $18,475,145, $2,535,494 and $906,032, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 10). Of these amounts $26,632,124, $3,601,898 and $2,284,561, respectively, have been treated as stock issuance costs and $4,973 and $20,000, have been treated as start-up and organization costs in 1998 and 1997, respectively. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above. The organization costs have been expensed.

9.       Distributions:

         For the years ended December 31, 1999, 1998 and 1997, approximately 75 percent, 76 percent and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and for the years ended December 31, 1999 and 1998, approximately 25 percent and 24 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

10.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company. On June 12, 1996 (date of inception), CNL Fund Advisors, Inc. contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, the Advisor purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

         During the years ended December 31, 1999, 1998 and 1997, the Company incurred $17,320,448, $2,377,026 and $849,405 respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($16,164,488, $2,200,516 and $792,832, respectively) were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1999, 1998 and 1997, the Company incurred $1,154,697, $158,468 and
         $56,627, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Initial Offering and the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients hold shares on such date. As of December 31, 1999, no such fees had been incurred.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


10.      Related Party Transactions - Continued:

         In addition, in connection with its current offering of common stock, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp.. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the current offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, in connection with the 1999 Offering, CNL Securities Corp. was entitled to approximately 479,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 1999, 1998 and 1997, the Company incurred $10,956,455, $1,426,216 and
         $509,643, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases and other assets.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described below, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). For the year ended December 31, 1999, the Company's operating expenses did not exceed the Expense Cap. As of year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. For the year ended December 31, 1997, the Expense Cap was not applicable.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year, as the Advisor shall determine. During the years ended December 31, 1999 and 1998, the Company incurred $106,788 and $68,114, respectively, of such fees. No such fees were incurred by the Company for 1997.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


10.      Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                  Years Ended December 31,
                                                          1999              1998              1997
                                                      -------------     -------------     -------------
               Stock issuance costs                     $3,854,739          $494,729          $185,335
               General operating and
                   administrative expenses                 351,846           140,376             6,889
               Land, buildings and equipment
                   on operating leases and
                   other assets                                                9,084                --
                                                               124
                                                     --------------     -------------     -------------
                                                        $4,206,709          $644,189          $192,224
                                                     ==============     =============     =============

                  The amounts due to related parties consisted of the following at December 31:

                                                                            1999               1998
                                                                        ------------      -------------
               Due to the Advisor:
                    Expenditures incurred on behalf
                       of the Company for accounting
                       and administrative services                        $ 477,533           $110,496
                    Acquisition fees                                        337,797            137,974
                    Management fees                                          19,642                 --
                                                                        ------------      -------------
                                                                            834,972            248,470
                                                                        ------------      -------------
               Due to CNL Securities Corp.:
                    Commissions                                             229,834             66,063
                    Marketing support and due diligence
                       expense reimbursement fee                             16,764              4,404
                                                                        ------------      -------------
                                                                            246,598             70,467
                                                                        ------------      -------------

               Due to other related party                                     3,773                 --
                                                                        ------------      -------------
                                                                        $1,085,343            $318,937
                                                                        ============      =============

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $15,275,629 at December 31, 1999.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


11.      Concentration of Credit Risk:

         STC Leasing Associates, LLC ("STC") (which operates and leases two Properties) contributed more than ten percent of the Company's total rental income for the years ended December 31, 1999 and 1998. In addition, WI Hotel Leasing LLC (which leases seven Properties) contributed more than ten percent of Hotel Investor's total rental income. In addition, all of the Company's rental income (including the Company's share of rental income from Hotel Investors) was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

         It is expected that the percentage of total rental income contributed by STC will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

12.      Earnings Per Share:

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the year ended December 31, 1999, approximately 5.5 million shares, related to the conversion of Hotel Investors' Class A Preferred Stock to the Company's common stock, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period. The Company had no potentially dilutive common shares in 1998 or 1997.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


12.      Earnings Per Share - Continued:

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the years ended December 31, 1999, 1998 and 1997:

                                                                 1999                 1998                1997
                                                            --------------       --------------      --------------
Basic Earnings Per Share:
   Net earnings                                               $ 7,515,988            $ 958,939           $  22,852
                                                            ==============       ==============      ==============

   Weighted average number of shares outstanding               15,890,212            2,402,344             686,063
                                                            ==============       ==============      ==============

   Basic earnings per share                                          0.47                 0.40                0.03
                                                            ==============       ==============      ==============

Diluted Earnings Per Share:
   Net earnings                                              $ 7,515,988             $ 958,939           $  22,852

   Additional income attributable to investment in
      unconsolidated subsidiary assuming all Class A
      Preferred Shares were converted                           2,129,899                   --                  --
                                                            --------------       --------------      --------------

         Adjusted net earnings assuming dilution              $ 9,645,887            $ 958,939           $  22,852
                                                            ==============       ==============      ==============

Weighted average number of shares outstanding                  15,890,212            2,402,344             686,063

Assumed conversion of Class A Preferred Stock                   5,547,647                   --                  --
                                                            --------------       --------------      --------------

         Adjusted weighted average number of
         shares outstanding                                    21,437,859            2,402,344             686,063
                                                            ==============       ==============      ==============

Diluted earnings per share                                       $   0.45             $   0.40            $   0.03
                                                            ==============       ==============      ==============

13.      Commitments and Contingencies:

         During 1998, the Company entered into agreements to acquire three hotel Properties for an anticipated aggregate purchase price of approximately $100 million. In connection with these agreements, the Company has a deposit in the form of a letter of credit, which is collateralized by a certificate of deposit, amounting to $5 million. Additionally, as of December 31, 1999, the Company had a commitment to acquire an additional three hotel Properties for an anticipated aggregate purchase price of approximately $48 million. In connection with this agreement, the Company has a deposit of approximately $1.6 million held in escrow.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


13.      Commitments and Contingencies - Continued:

         In connection with the acquisition of two Properties in 1998, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. No Earnout Amounts under this agreement have been payable as of December 31, 1999.

         In addition, in connection with the acquisition of the 89% interest in the LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11% interest in the LLC. These rights are effective five years after the hotel's opening which is November 2004. The price for the 11% interest is equal to 11% of the lesser of (a) an amount equal to the product of
         8.5 multiplied times net house profit (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, or (b) the appraised fair market value.

14.      Subsequent Events:

         During the period January 1, 2000 through January 21, 2000, the Company received subscription proceeds for an additional 901,779 shares ($9,017,790) of common stock.

         On January 1, 2000, the Company declared distributions totaling $1,745,931, or $0.0604 per share of common stock, payable in March 2000, to stockholders of record on January 1, 2000.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1999

                                                                                                              Costs Capitalized
                                                                                                                  Subsequent
                                                                       Initial Cost                             To Acquisition
                                                    -------------------------------------------------    ---------------------------
                                           Encum-                                                        Improve-        Carrying
                                          brances       Land            Buildings        Equipment         ments           Costs
                                          --------- --------------    --------------    -------------    ------------    -----------
Properties the Company has
   Invested in Under
   Operating Leases:

     Residence Inn(R)by Marriott(R):
       Atlanta, Georgia                                $1,907,479       $13,459,040       $1,234,689         $35,485           $ --
       Duluth, Georgia                                  1,019,497        10,017,402        1,114,442          26,500             --
       Mira Mesa, California                            2,002,314        12,924,317        1,701,280              --             --
                                                    --------------    --------------    -------------    ------------    -----------

                                                        4,929,290        36,400,759        4,050,411          61,985             --

     Courtyard(R)by Marriott(R):
       Philadelphia, Pennsylvania                       7,408,660        55,819,611        5,160,389              --             --
                                                    --------------    --------------    -------------    ------------    -----------

                                                      $12,337,950       $92,220,370       $9,210,800         $61,985             --
                                                    ==============    ==============    =============    ============    ===========

                                                                                                                            Life
                                                                                                                          on Which
          Gross Amount at Which Carried                                                                                 Depreciation
             at Close of Period (d)                                                                                       in Latest
                                                                                              Date                         Income
--------------------------------------------------                        Accumulated        of Con-        Date        Statement is
     Land             Buildings       Equipment           Total          Depreciation       struction     Acquired        Computed
----------------    --------------   -------------    ---------------    --------------     ---------    -----------    ------------
     $1,907,479       $13,459,040      $1,270,174        $16,636,693         $ 731,622        1997         07/98             (c)
      1,019,497        10,017,402       1,140,942         12,177,841           584,111        1997         07/98             (c)
      2,002,314        12,924,317       1,701,280         16,627,911            34,124        1999         12/99             (c)
----------------    --------------   -------------    ---------------    --------------

      4,929,290        36,400,759       4,112,396         45,442,445         1,349,857        1999         11/99             (c)


      7,408,660        55,819,611       5,160,389         68,388,660           253,477
----------------    --------------   -------------    ---------------    --------------

    $12,337,950       $92,220,370      $9,272,785       $113,831,105        $1,603,334
================    ==============   =============    ===============    ==============

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1999


(a) Transactions in real estate and accumulated depreciation during 1999, 1998 and 1997 are summarized as follows:

                                                                                      Accumulated
                                                               Cost (b) (d)          Depreciation
                                                              ----------------      ----------------
               Properties the Company has
                   Invested in Under Operating
                   Leases:

                     Balance, December 31, 1998                  $         --            $       --
                     Acquisitions                                  28,752,549                    --
                     Depreciation expense (c)                              --               384,166
                                                              ----------------      ----------------

                     Balance, December 31, 1998                  $ 28,752,549            $  384,166
                     Acquisitions                                  85,078,556                    --
                     Depreciation expense (c)                              --             1,219,168
                                                              ----------------      ----------------

                     Balance, December 31, 1999                  $113,831,105            $1,603,334
                                                              ================      ================

(b) As of December 31, 1999 and 1998, the aggregate cost of the Properties owned directly and indirectly by the Company and its subsidiaries for federal income tax purposes was $113,831,105 and $28,752,549, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(d) During the years ended December 31, 1999, 1998 and 1997, the Company incurred acquisition fees totalling $4,470,836, $1,507,010 and $0, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases at December 31, 1999 and 1998.

                      INDEX TO OTHER FINANCIAL INFORMATION


         The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott) guaranteeing lease payments for two tenants relating to properties representing more than 20 percent of the Company's total assets as of December 31, 1999. The summarized financial information presented for Marriott as of December 31, 1999 and 1998, and for each of the years ended December 31, 1999, 1998, and 1997, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 31, 1999.

                                                                           Page
                                                                           ----
          Marriott International, Inc. and Subsidiaries:

           Selected Financial Data for the year ended December 31, 1999     B-30

                           OTHER FINANCIAL INFORMATION

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)






Consolidated Balance Sheet Data:
--------------------------------
                                                            December  31,
                                                        1999            1998
                                                        ----            ----
Current assets                                         $1,600          $1,333
Noncurrent assets                                       5,724           4,900
Current liabilities                                     1,743           1,412
Noncurrent liabilities                                  2,673           2,251



Consolidated Statement of Income Data:
-------------------------------------
                                                Year Ended December 31,
                                         1999            1998            1997
                                         ----            ----            -----

Gross revenues                          $8,771          $8,004          $7,268

Costs and expenses                       8,371           7,614           6,944

Net income                                 400             390             324

Basic earnings per share                  1.62            1.56            1.27

Diluted earnings per share                1.51            1.46            1.19

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES


                      ---------------------------------------
                      |  THE FOLLOWING INFORMATION UPDATES  |
                      |  AND REPLACES THE CORRESPONDING     |
                      |  INFORMATION IN APPENDIX C TO       |
                      |  THE ATTACHED PROSPECTUS, DATED     |
                      |  JUNE 4, 1999.                      |
                      ---------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Health Care Properties, Inc., to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1999. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1999.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1995 and December 1999.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           -------------
                                                                              (Note 1)
Dollar amount offered                              $45,000,000                $747,464,420             $30,000,000
                                                  =============           =================           =============

Dollar amount raised                                     100.0%                      100.0%                  100.0%
                                                  -------------           -----------------           -------------

Less offering expenses:

   Selling commissions and discounts                      (8.5)                       (7.5)                   (8.5)
   Organizational expenses                                (3.0)                       (2.2)                   (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                               (0.5)                       (0.5)                   (0.5)
                                                  -------------           -----------------           -------------
                                                         (12.0)                      (10.2)                  (12.0)
                                                  -------------           -----------------           -------------
Reserve for operations                                      --                          --                      --
                                                  -------------           -----------------           -------------

Percent available for investment                          88.0%                       89.8%                   88.0%
                                                  =============           =================           =============

Acquisition costs:

   Cash down payment                                      82.5%                       85.3%                   83.5%
   Acquisition fees paid to affiliates                     5.5                         4.5                     4.5
   Loan costs                                               --                          --                      --
                                                  -------------           -----------------           -------------

Total acquisition costs                                   88.0%                       89.8%                   88.0%
                                                  =============           =================           =============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                      --                          --                      --

Date offering began                                    9/02/94            4/19/95, 2/06/97                 9/02/95
                                                                               and 3/02/98

Length of offering (in months)                               9               22, 13 and 9,                      12
                                                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                    11              23, 16 and 11,                      15
                                                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
           issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

   CNL Income         CNL Health Care
   Fund XVIII,          Properties,
      Ltd.                 Inc.
 ----------------    ------------------
                         (Note 2)

     $35,000,000
 ================

           100.0%
 ----------------



            (8.5)
            (3.0)



            (0.5)
 ----------------
           (12.0)
 ----------------
               --
 ----------------

            88.0%
 ================



            83.5%
             4.5
               --
 ----------------

            88.0%
 ================


               --

         9/20/96


              17




              17

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           --------------
                                                                              (Note 1)
Date offering commenced                                9/02/94            4/19/95, 2/06/97                  9/02/95
                                                                               and 3/02/98

Dollar amount raised                               $45,000,000                $747,464,420              $30,000,000
                                                  =============           =================           ==============
Amount paid to sponsor from proceeds
  of offering:
     Selling commissions and discounts               3,825,000                  56,059,832                2,550,000
     Real estate commissions                                --                          --                       --
     Acquisition fees (Notes 5 and 6)                2,475,000                  33,604,618                1,350,000
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                          225,000                   3,737,322                  150,000
                                                  -------------           -----------------           --------------
Total amount paid to sponsor                         6,525,000                  93,401,772                4,050,000
                                                  =============           =================           ==============
Dollar amount of cash generated from
   operations before deducting payments to
   sponsor:
     1999 (Note 7)                                   3,327,199                 311,630,414                2,567,164
     1998                                            3,765,104                  42,216,874                2,638,733
     1997                                            3,909,781                  18,514,122                2,611,191
     1996                                            3,911,609                   6,096,045                1,340,159
     1995                                            2,619,840                     594,425                   11,671
     1994                                              212,171                          --                       --
     1993                                                   --                          --                       --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     1999                                              175,968                   4,369,200                  117,146
     1998                                              141,410                   3,100,599                  117,814
     1997                                              129,357                   1,437,908                  116,077
     1996                                              157,883                     613,505                  107,211
     1995                                              138,445                      95,966                    2,659
     1994                                                7,023                          --                       --
     1993                                                   --                          --                       --
Dollar amount of property sales
   and refinancing before deducting
   payments to sponsor:
     Cash (Note 3)                                   2,052,695                  14,349,067                1,675,385
     Notes                                                  --                          --                       --
Amount paid to sponsors from property
     sales and refinancing:
     Real estate commissions                                --                          --                       --
     Incentive fees                                         --                          --                       --
     Other (Notes 2 and 6)                                  --                          --                       --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
           issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plans.

  CNL Income         CNL Health Care
  Fund XVIII,          Properties,
     Ltd.                 Inc.
----------------    ------------------
                        (Note 4)
        9/20/96


    $35,000,000
================


      2,975,000
             --
      1,575,000



        175,000
----------------
      4,725,000
================



      2,921,071
      2,964,628
      1,459,963
         30,126
             --
             --
             --



        124,031
        132,890
         98,207
          2,980
             --
             --
             --



        688,997
              --


              --
              --
              --


Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
           $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998. As of December 31, 1999, CNL Health Care Properties, Inc. had received subscription proceeds of $5,435,283 (543,528 shares) from the offering, including 1,254 shares ($12,540) through the reinvestment plan and 23,500 shares ($235,000) from Pennsylvania investors which will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000. From the commencement of the offering through December 31, 1999, total selling commissions and discounts were $390,021, marketing support and due diligence expense reimbursement fees were $26,002, and acquisition fees were $234,013, for a total due to the sponsor

Note 4
  (Continued):
           of $650,035. CNL Health Care Properties, Inc. had cash generated from operations for the period July 13, 1999 (the date funds were originally released from escrow) through December 31, 1999 of $12,851. CNL Health Care Properties, Inc. made payments of $37,591 to the sponsor from operations for this period.


Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999 APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see note
           6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and equipment lease servicing fees.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                                    TABLE III
                       Operating Results of Prior Programs
                            CNL INCOME FUND XVI, LTD.

                                                     1993
                                                   (Note 1)             1994              1995               1996
                                                 --------------     --------------    --------------     -------------
Gross revenue                                         $      0         $  186,257       $ 2,702,504       $ 4,343,390
Equity in earnings from joint venture                        0                  0                 0            19,668
Gain/(loss) from sale of properties
(Notes 4, 5 and 10)                                          0                  0                 0           124,305
Provision for loss on building (Note 8)                      0                  0                 0                 0
Interest income                                              0             21,478           321,137            75,160
Less:  Operating expenses                                    0            (10,700)         (274,595)         (261,878)
       Transaction costs                                     0                  0                 0                 0
       Interest expense                                      0                  0                 0                 0
       Depreciation and amortization                         0             (9,458)         (318,205)         (552,447)
                                                 --------------     --------------    --------------     -------------
Net income - GAAP basis                                      0            187,577         2,430,841         3,748,198
                                                 ==============     ==============    ==============     =============
Taxable income
    -  from operations                                       0            189,864         2,139,382         3,239,830
                                                 ==============     ==============    ==============     =============
    -  from gain (loss) on sale
      (Notes 4, 5 and 10)                                    0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Cash generated from operations
    (Notes 2 and 3)                                          0            205,148         2,481,395         3,753,726
Cash generated from sales (Notes 4, 5 and 10)                0                  0                 0           775,000
Cash generated from refinancing                              0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated from operations, sales and
    refinancing                                              0            205,148         2,481,395         4,528,726
Less:  Cash distributions to investors
    (Note 6)
      -  from operating cash flow                            0             (2,845)       (1,798,921)       (3,431,251)
      -  from cash flow from prior period                    0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions                                            0            202,303           682,474         1,097,475
Special items (not including sales and
    refinancing):
      Limited partners' capital
        contributions                                        0         20,174,172        24,825,828                 0
      General partners' capital
        contributions                                    1,000                  0                 0                 0
      Syndication costs                                      0         (1,929,465)       (2,452,743)                0
      Acquisition of land and buildings                      0        (13,170,132)      (16,012,458)       (2,355,627)
      Investment in direct financing leases                  0           (975,853)       (5,595,236)         (405,937)
      Investment in joint ventures                           0                  0                 0          (775,000)
      Reimbursement of organization,
        syndication and acquisition costs
        paid on behalf of CNL Income
        Fund XVI, Ltd. by related parties                    0           (854,154)         (405,569)           (2,494)
      Increase in other assets                               0           (443,625)          (58,720)                0
      Increase (decrease) in restricted cash                 0                  0                 0                 0
      Reimbursement from developer of
         construction costs                                  0                  0                 0                 0
      Other                                                (36)           (20,714)           20,714                 0
                                                 --------------     --------------    --------------     -------------

Cash generated (deficiency) after cash
    distributions and special items                        964          2,982,532         1,004,290        (2,441,583)
                                                 ==============     ==============    ==============     =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                       0                 17                53                71
                                                 ==============     ==============    ==============     =============
    -  from recapture                                        0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Capital gain (loss) (Notes 4, 5 and 10)                      0                  0                 0                 0
                                                 ==============     ==============    ==============     =============

     1997               1998              1999
----------------    --------------    -------------
   $  4,308,853       $ 3,901,555      $ 3,852,222
         73,507           132,002          158,580

         41,148                 0          (84,478)
              0          (266,257)               0
         73,634            60,199           49,008
       (272,932)         (270,489)        (359,311)
              0           (24,652)        (212,093)
              0                 0                0
       (563,883)         (555,360)        (588,920)
----------------    --------------    -------------
      3,660,327         2,976,998        2,815,008
================    ==============    =============

      3,178,911         3,153,618        2,835,955
================    ==============    =============

         64,912                 0         (102,397)
================    ==============    =============

      3,780,424         3,623,694        3,151,231
        610,384                 0          667,311
              0                 0                0
----------------    --------------    -------------

      4,390,808         3,623,694        3,818,542


     (3,600,000)       (3,623,694)      (3,151,231)
              0           (66,306)        (448,769)
----------------    --------------    -------------

        790,808           (66,306)         218,542



              0                 0                0

              0                 0                0
              0                 0                0
        (23,501)           (3,545)               0
        (29,257)          (28,403)               0
              0          (744,058)        (158,512)



              0                 0                0
              0                 0                0
       (610,384)          610,384                0

              0           161,648                0
              0                 0          (25,866)
----------------    --------------    -------------

        127,666           (70,280)          34,164
================    ==============    =============




             70                69               62
================    ==============    =============
              0                 0                0
================    ==============    =============
              1                 0               (2)
================    ==============    =============

                                                 1993
                                               (Note 1)     1994      1995       1996
                                               --------     -----     -----      -----
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                        0         1        45         76
    -  from capital gain                             0         0         0          0
    -  from investment income from prior
       period                                        0         0         0          0
                                               --------     -----     -----      -----
Total distributions on GAAP basis (Note 6)           0         1        45         76
                                               ========     =====     =====      =====
   Source (on cash basis)
    -  from sales                                    0         0         0          0
    -  from refinancing                              0         0         0          0
    -  from operations                               0         1        45         76
    -  from prior period                             0         0         0          0
                                               --------     -----     -----      -----
Total distributions on cash basis (Note 6)           0         1        45         76
                                               ========     =====     =====      =====
Total cash distributions as a percentage
    of original $1,000 investment
    (Notes 7 and 9)                               0.00%     4.50%     6.00%      7.88%
Total cumulative cash distributions per
    $1,000 investment from inception                 0         1        46        122
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties in
    program)  (Notes 4, 5 and 10)                  N/A       100%      100%       100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVI.

Note 4: In April 1996, CNL XVI sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL XVI sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996, 1997 and 1998 are reflected in the 1995, 1996, 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997, 1998 and 1999 are not included in the 1994, 1995,
           1996, 1997, 1998 and 1999 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, CNL XVI recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

1997     1998     1999
-----    -----    -----



  80       65       62
   0        0        0

   0       17       18
-----    -----    -----
  80       82       80
=====    =====    =====

   0        0        0
   0        0        0
  80       81       70
   0        1       10
-----    -----    -----
  80       82       80
=====    =====    =====



8.00%    8.20%    8.00%

 202      284      364








 100%    100%      99%



Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: In November 1999, CNL XVI sold one of its properties and received net sales proceeds of $667,311, resulting in a loss of $84,478 for financial reporting purposes. CNL XVI intends to reinvest the net sales proceeds from the sale of this property in an additional property.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------
Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Loss on sale of assets (Notes 7 and 15)                            0               0                 0                 0
Provision for losses on assets (Notes 12 and 14)                   0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145)         (908,924)       (2,066,962)
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131)         (521,871)       (1,795,062)
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint venture                                             0             (76)          (29,927)          (31,453)
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7 and 15)                   0               0                 0           (41,115)
                                                         ============    ============     =============     =============
Cash generated from operations (Notes 4 and 5)                     0         498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7 and 15)                         0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from operations, sales and                          0         498,459         5,482,540        23,365,450
refinancing
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459)       (5,439,404)      (16,854,297)
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827)                0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827)           43,136         6,511,153
Special items (not including sales of real estate
and refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
       Advisors, Inc.                                        200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121)          (34,020)
      Stock issuance costs                                       (19)     (3,680,704)       (8,486,188)      (19,542,862)
      Acquisition of land and buildings                            0     (18,835,969)      (36,104,148)     (143,542,667)
      Investment in direct financing leases                        0      (1,364,960)      (13,372,621)      (39,155,974)
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Purchase of other investments                                0               0                 0                 0
      Investment in mortgage notes receivable                      0               0       (13,547,264)      (4,401,982)
      Collections on mortgage notes receivable                     0               0           133,850           250,732
      Investment in equipment and other notes
       receivable                                                  0               0                 0       (12,521,401)
      Collections on equipment and other notes
       receivable                                                  0               0                 0                 0
      Investment in (redemption of) certificates of
       deposit                                                     0               0                 0        (2,000,000)
      Proceeds of borrowing on line of credit and
       note payable                                                0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080)      (20,784,577)
      Reimbursement of organization, acquisition,
        and deferred offering and stock issuance costs
        paid on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036)     (2,500,056)         (939,798)       (2,857,352)
      Increase in intangibles and other assets                     0        (628,142)       (1,103,896)                0
      Proceeds from borrowings on mortgage
        warehouse facility                                         0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533)           49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash
   distributions and special items                                945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============


     1998              1999
   (Note 3)          (Note 3)
---------------   ---------------

   $33,202,491      $ 62,165,451
        16,018            97,307
             0        (1,851,838)
      (611,534)       (7,779,195)
     8,984,546        13,335,146
    (5,354,859)      (12,833,224)
             0        (6,798,803)
             0       (10,205,197)
    (4,054,098)       (9,591,787)
             0       (76,333,516)

       (30,156)          (41,678)
---------------   ---------------
    32,152,408       (49,837,334)
===============   ===============

    33,553,390        58,152,473
===============   ===============
      (149,948)         (789,861)
===============   ===============
    39,116,275       307,261,214
     2,385,941         5,302,433
             0                 0
---------------   ---------------
    41,502,216       312,563,647

   (39,116,275)      (60,078,825)
             0                 0
      (265,053)                0
       (67,821)                0
---------------   ---------------
     2,053,067       252,484,822


   385,523,966           210,736

             0                 0

      (639,528)          (50,891)
             0           740,621
       (34,073)          (66,763
   (34,579,650)         (737,190)
  (200,101,667)     (286,411,210)
   (47,115,435)      (63,663,720)

             0         2,252,766
      (974,696)         (187,452)
   (16,083,055)                0
    (2,886,648)       (4,041,427)
       291,990           393,468

    (7,837,750)      (26,963,918)

     1,263,633         3,500,599

             0         2,000,000

     7,692,040       439,941,245
        (8,039)      (61,580,289)



    (4,574,925)       (1,492,310)
    (6,281,069)       (1,862,036)

             0        27,101,067
             0      (352,808,966)
             0        (5,947,397)
       (95,101)                0
---------------   ---------------

    75,613,060       (77,188,245)
===============   ===============


                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                             0                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                       0                 0                  0                 0
                                                ==============     =============     ==============     =============
Capital gain (loss) (Note 7)                                0                 0                  0                 0
                                                ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
        period                                              0                 0                  0                 0
    -  from return of capital (Note 10)                     0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations (Note 4)                             0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                  0.00%             5.34%              7.06%             7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Note 7)                                    N/A               100%               100%              100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
           issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and

      1998                 1999
    (Note 3)             (Note 3)
------------------    ---------------





               63                 74
==================    ===============
                0                  0
==================    ===============
                0                 (1)
==================    ===============


               60                  0
                0                  0

                0                  0
               14                 76
------------------   ---------------

               74                 76
==================    ===============

                0                  0
                0                  0
               73                 76
                1                  0
                0                  0
------------------    ---------------

               74                 76
==================    ===============

            7.625%              7.62%

              246                322






              100%               100%


Note 4
   (Continued):
           purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:    Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                         1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Loss on dissolution of consolidated joint
venture  (Note 7)                                                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493)         (169,536)         (181,865)           (168,542)
       Transaction costs                                          0                 0                 0             (14,139)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309)         (179,208)         (387,292)           (369,209)
       Minority interest in income of
         consolidated joint venture                               0                 0           (41,854)            (62,632)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                 0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199)         (703,681)       (2,177,584)         (2,400,000)
      -  from sale of properties                                  0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507)            (49,023)
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                   0                 0                 0                   0
      Syndication costs                                    (604,348)       (2,407,317)               0                    0
      Acquisition of land and buildings                    (332,928)      (19,735,346)       (1,740,491)                  0
      Investment in direct financing leases                       0        (1,784,925)       (1,130,497)                  0
      Investment in joint ventures                                0          (201,501)       (1,135,681)          (124,452)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                 0
      Increase in other assets                             (221,282 )               0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410 )             410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============


      1999
-----------------

     $ 2,403,040
         182,132

         (82,914)
          44,184
        (219,361)
         (71,366)
               0
        (384,985)

         (31,461)
-----------------
       1,839,269
=================

       2,003,243
=================
         (23,150)
=================

       2,450,018
       2,094,231
               0
-----------------

       4,544,249

      (2,400,000)
               0
-----------------

       2,144,249

               0
               0
               0
         (46,567)


        (417,696)
               0
               0
               0
        (527,864)



               0
               0

               0
               0
-----------------

       1,152,122
=================




              66
=================
               0
=================
              (1)
=================

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                 73                79
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 1
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      4                23                 73                80
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00%             5.50%             7.625%             8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100%               100%              100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997 and 1998 are reflected in the 1996, 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999 are not included in the 1995, 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. CNL XVII intends to reinvest the proceeds from the dissolution in an additional property. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes.

      1999
------------------



               61
                0

               19
------------------
               80
==================

                0
                0
               80
------------------
               80
==================

            8.00%

              260






               94%

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466)
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992)         (156,403)           (207,974)
       Transaction costs                                          0                 0                 0             (15,522)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712)         (142,079)           (374,473)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138)         (855,957)         (2,468,400)
      -  from cash flow from prior period                         0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657)       (2,450,214)           (161,142 )
    Acquisition of land and buildings                             0        (1,533,446)      (18,581,999)         (3,134,046 )
    Investment in direct financing leases                         0                 0        (5,962,087)            (12,945 )
    Investment in joint venture                                   0                 0                 0            (166,025 )
    Increase in restricted cash                                   0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420)         (396,548)            (37,135 )
    Increase in other assets                                      0          (276,848)                0                   0
    Other                                                       (20 )            (107)          (66,893)            (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998)         (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

     1999
---------------

   $ 3,075,379
        61,656
        46,300
             0
        55,336
      (256,060)
       (74,734)
             0
      (392,521)
---------------
     2,515,356
===============

     2,341,350
===============
        80,170
===============

     2,797,040
       688,997
             0
---------------

     3,486,037

    (2,797,040)
        (2,958)
---------------

       686,039

             0
             0
             0
             0
       (25,792)
             0
      (526,138)
      (688,997)


        (2,495)
             0
          (117)
---------------

      (557,500)
===============




            66
===============
             0
===============
             2
===============

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
        period                                              0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00%             5.00%              5.75%             7.63%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100%               100%              100%
    acquisition cost of all properties in
    program) (Note 7)

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4:           Distributions declared for the quarters ended December
                  1996, 1997 and 1998 are reflected in the 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999 are not included in the 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. CNL XVIII intends to reinvest the net sales proceeds from the sale of this property in an additional property.

     1999
----------------



             71
              1

              8
----------------
             80
================

              0
              0
             80
----------------
             80
================


           8.00%

            189






             98%

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                    Purchase
                                                                                    money      Adjustments
                                                              Cash       Mortgage   mortgage    resulting
                                                          received net    balance   taken         from
                                   Date        Date of     of closing     at time   back by    application
          Property               Acquired       Sale          costs       of sale    program     of GAAP       Total
============================== ============= ============ ============== ========== ========== ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92     $1,169,021       0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457       0           0          0           870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97        833,031       0           0          0           833,031
     (12)
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
     (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000       0           0          0           150,000

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001




                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                of property
                                                 cost,                    operating
                                                capital                      cash
                                  Original    improvements                 receipts
                                  mortgage    closing and                  over cash
          Property                financing   soft costs(1)    Total     expenditures
============================== ============= ============= ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)            0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)            0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ               0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)           0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)            0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)          0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                 0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                    0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)               0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)              0          484,185        484,185      136,615
   KFC -
     Eagan, MN                     0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL              0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI          0          679,000        679,000      154,031
     (12)
   Wendy's -
     Farmington Hills, MI          0          887,000        887,000      198,259
     (13) (14)
   Denny's -
     Plant City, FL                0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                    0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)            0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                  0          511,200        511,200      167,688
   Little House -
     Littleton, CO                 0          330,456        330,456     (180,456)

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)              0          591,362        591,362      (94,944)
   Perkins -
     Bradenton, FL                 0        1,080,500      1,080,500      229,501


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------
                                                                                      Purchase     Adjustments
                                                              Cash       Mortgage      money        resulting
                                                          received net    balance     mortgage        from
                                   Date        Date of     of closing     at time    taken back    application
          Property               Acquired       Sale          costs       of sale    by program      of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159        0               0         0           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981        0         685,000         0           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040        0               0         0           217,040
   Taco Bell -
     Fernandina Beach, FL        04/09/88      01/15/98      721,655        0               0         0           721,655
     (14)
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98    1,008,976        0               0         0         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973        0               0         0           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884        0               0         0           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625        0               0         0           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99    1,091,193        0               0         0         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977        0               0         0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000        0               0         0           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650        0               0         0           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96    1,049,550        0               0         0         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695        0               0         0           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690        0               0         0           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135        0               0         0           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288        0               0         0           529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127        0               0         0           533,127

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0        0        1,040,000        0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713        0        1,057,299        0         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741        0               0         0           960,741



                                           Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                of property
                                                 cost,                    operating
                                                capital                      cash
                                   Original   improvements                 receipts
                                   mortgage   closing and                  over cash
          Property                 financing  soft costs(1)    Total     expenditures
==============================  ============= ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL                    0          474,755      474,755       198,404
   Burger King -
     Roswell, GA                      0          775,226      775,226       167,755
   Wendy's -
     Mason City, IA                   0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL             0          559,570      559,570       162,085
     (14)
   Denny's -
     Daytona Beach, FL (14)           0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                  0          684,342      684,342       (18,369)
   Po Folks -
     Hagerstown, MD                   0        1,188,315    1,188,315      (399,431)
   Denny's-
     Hazard, KY                       0          647,622      647,622      (214,997)
   Perkins -
     Flagstaff, AZ                    0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                   0          861,454      861,454      (160,477)

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                         0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                     0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                        0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                 0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)              0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)          0          872,850      872,850      (198,715)
   Perkins -
     Leesburg, FL                     0          737,260      737,260      (207,972)
   Taco Bell -
     Naples, FL                       0          410,546      410,546       122,581

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)             0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)          0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                     0        1,138,164    1,138,164      (177,423)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------
                                                                                     Purchase     Adjustments
                                                             Cash        Mortgage      money       resulting
                                                          received net    balance     mortgage      from
                                   Date        Date of    of closing     at time     taken back  application
      Property                   Acquired       Sale         costs        of sale    by program    of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97    1,272,137         0               0         0         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97    1,216,750         0               0         0         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98    1,283,096         0               0         0         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366         0               0         0           433,366

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97    1,487,725         0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97    1,206,696         0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98    1,236,971         0               0         0         1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98      145,221         0               0         0           145,221




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ---------------------------------------
                                                                            Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                                 cost,                     operating
                                                capital                       cash
                                   Original   improvements                  receipts
                                   mortgage   closing and                   over cash
      Property                    financing   soft costs(1)    Total     expenditures
==============================  ============= ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                             0           554,200      554,200        82,588
   KFC -
     Salem, NH                              0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                     0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                           0           695,464      695,464      (297,679)
   Wendy's -
     Tampa, FL (14)                         0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)                   0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                              0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                             0           471,297      471,297           (49)
   Wendy's -
     Endicott, NY                           0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                         0           329,231      329,231       104,135

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                         0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                      0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                      0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                             0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                       0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI                 0           725,604      725,604       (95,716)
   Perkins -
     Naples, FL                             0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                        0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                             0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                          0           448,082      448,082        62,571
   Denny's
     Deland, FL                             0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                          0           341,440      341,440      (196,219)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                      Purchase    Adjustments
                                                               Cash       Mortgage     money       resulting
                                                           received net    balance    mortgage       from
                                   Date        Date of      of closing     at time   taken back   application
          Property               Acquired       Sale          costs        of sale   by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910      0              0          0           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000      0              0          0           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0      0      1,160,000          0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95               0      0        240,000          0           240,000
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054      0              0          0           451,054

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0      0        240,000          0           240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0      0        220,000          0           220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0      0      1,353,775          0         1,353,775



                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                               ------------------------------------------
                                                                             Excess
                                                Total                     (deficiency)
                                             acquisition                  of property
                                                cost,                      operating
                                               capital                        cash
                                Original     improvements                   receipts
                                mortgage     closing and                   over cash
          Property              financing    soft costs(1)      Total     expenditures
============================== ============== ============== ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                   0           692,850       692,850     (139,940)
   Hardee's -
     Bellevue, NE                    0           899,512       899,512          488
   Burger King -
     Greeneville, TN                 0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                    0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                 0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN              0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                      0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                    0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)       0           233,728       233,728        6,272
   Shoney's -
     Colorado Springs, CO            0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                    0           841,642       841,642     (224,607)
   Hardee's -
     Columbus, IN                    0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                   0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                   0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                   0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                  0           342,669       342,669      108,385

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                       0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)       0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)       0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)            0         1,179,210     1,179,210      174,565

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                       Purchase    Adjustments
                                                               Cash       Mortgage      money       resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale           costs       of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ ============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96       918,445        0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97     1,053,571        0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99     1,350,000        0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99     1,050,000        0                0         0        1,050,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95    1,050,186        0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97    1,366,550        0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98    1,234,175        0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99    1,150,000        0                0         0        1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99      931,725        0                0         0          931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96    1,044,750        0                0         0        1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98    1,630,296        0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96    1,640,000        0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99      467,300        0           55,000         0          522,300

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000



                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                          Excess
                                                                       (deficiency)
                                                Total                  of property
                                             acquisition                operating
                                                cost,                      cash
                                               capital                   receipts
                                 Original    improvements                  over
                                 mortgage    closing and                   cash
          Property               financing   soft costs(1)    Total     expenditures
============================== ============= ============= =========== =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)               0          918,445      918,445            0
   Burger King -
     Alpharetta, GA                  0          713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX              0        1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                   0        1,064,815    1,064,815      (14,815)

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                     0           987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                   0         1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                 0           969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                   0           302,000      302,000       57,990
   Perkins -
     Amherst, NY                    0         1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL           0           931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA               0           818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)              0           795,264      795,264            0
   Burger King -
     Nashua, NH                     0         1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                    0         1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                     0           239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)             0           304,002      304,002      218,298

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                    0           286,411      286,411            0
   Checkers -
     Richmond, VA                   0           413,288      413,288      136,712

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase    Adjustments
                                                                  Cash       Mortgage      Money       resulting
                                                              received net    balance     mortgage       from
                                       Date        Date of     of closing     at time    taken back   application
            Property                 Acquired       Sale          costs       of sale    by program     of GAAP       Total
================================== ============= ============ ============== ========== ============= ============ ==========
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0               0          0          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0               0          0        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0               0          0          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0               0          0          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0               0          0          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0               0          0          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0               0          0          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0               0          0          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0               0          0          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0               0          0          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0               0          0          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0               0          0          385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0               0          0          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0               0          0          259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0               0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0               0          0          631,304



                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                     -----------------------------------
                                                                              Excess
                                                                           (deficiency)
                                                    Total                  of property
                                                 acquisition                operating
                                                    cost,                      cash
                                                   capital                   receipts
                                      Original   improvements                  over
                                      mortgage   closing and                  cash
            Property                  financing  soft costs(1)    Total    expenditures
==================================== =========== ============= =========== =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                            0         934,120      934,120      (1,271)
   Jack in the Box -
     Houston, TX                            0         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                          0         339,031      339,031           0
   Checkers -
     Dallas, TX                             0         356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                      0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                      0         672,746      672,746      74,312
   Hardee's -
     Madison, AL                            0         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                    0         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                      0         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)                    0         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                        0         738,340      738,340     (42,040)
   Long John Silver's -
     Shelby, NC                             0         608,611      608,611    (114,433)
   Checker's -
     Kansas City, MO                        0         209,329      209,329      59,121
   Checker's -
     Houston, TX                            0         311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                          0         263,221      263,221           0
   Checkers -
     Leavenworth, KS                        0         259,600      259,600           0
   Checkers -
     Knoxville, TN                          0         288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                      0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                      0         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                           0         776,248      776,248    (144,944)


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                       Purchase   Adjustments
                                                               Cash       Mortgage      money      resulting
                                                           received net    balance     mortgage      from
                                   Date        Date of      of closing     at time    taken back  application
          Property               Acquired       Sale           costs       of sale    by program    of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ ============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96          775,000      0               0         0           775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97          610,384      0               0         0           610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98          774,851      0               0         0           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98          713,386      0               0         0           713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99          667,311      0               0         0           667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99        1,675,385      0               0         0         1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99          688,997      0               0         0           688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 -------------------------------------
                                                                           Excess
                                                Total                   (deficiency)
                                             acquisition                of property
                                                cost,                    operating
                                               capital                      cash
                                 Original    improvements                 receipts
                                 mortgage    closing and                  over cash
          Property               financing   soft costs(1)    Total     expenditures
============================== ============= ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                     0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                       0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                 0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)             0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                     0          774,851       774,851     (107,540)

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                    0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)                0        1,692,994     1,692,994      (17,609)

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                      0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                       0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                       0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                     0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                       0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                    0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)                0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)            0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL             0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                 0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                  0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                  0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                  0        1,026,746     1,026,746     (203,922)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                      Purchase     Adjustments
                                                              Cash       Mortgage      money        resulting
                                                          received net    balance     mortgage        from
                                   Date        Date of     of closing     at time    taken back    application
          Property               Acquired       Sale         costs        of sale    by program      of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ ============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99          974,560      0               0         0           974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99          634,122      0               0         0           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99          648,598      0               0         0           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99          939,445      0               0         0           939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99          833,140      0               0         0           833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99        1,098,342      0               0         0         1,098,342




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                -------------------------------------
                                                                           Excess
                                               Total                    (deficiency)
                                            acquisition                 of property
                                               cost,                     operating
                                              capital                       cash
                                Original    improvements                  receipts
                                mortgage    closing and                   over cash
          Property              financing   soft costs(1)    Total      expenditures
============================== ============ ============= ============ ==============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                     0          997,296       997,296      (22,736)
   Boston Market -
     Edgewater, CO                    0          904,691       904,691     (270,569)
   Black Eyed Pea -
     Houston, TX (31)                 0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)                  0        1,062,633     1,062,633     (123,188)
   Boston Market -
     LaQuinta, CA                     0          987,034       987,034     (153,894)
   Sonny's -
     Jonesboro, GA                    0        1,098,342     1,098,342            0

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                 ---------------------------------------------
                 |   THE FOLLOWING INFORMATION UPDATES AND   |
                 |   REPLACES THE CORRESPONDING INFORMATION  |
                 |   IN APPENDIX E TO THE ATTACHED           |
                 |   PROSPECTUS, DATED JUNE 4, 1999.         |
                 ---------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH FEBRUARY 23, 2000
                For the Year Ended December 31, 1999 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired directly by the Company from inception through February 23, 2000. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (A) the actual date acquired by the Company or (B) January 1, 1999, and (ii) had been operational during the period January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.


                                 Residence Inn by Marriott    Residence Inn by Marriott        Residence Inn by Marriott Mira
                                 Buckhead (Lenox Park) (1)       Gwinnett Place (1)                       Mesa (2)
                                 -------------------------    -------------------------        --------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (5)                      $1,668,185                    $1,220,977                          $1,542,300

FF&E Reserve Income (6)                    166,584                       127,865                              32,000

Asset Management Fees  (7)                 (94,388  )                    (69,085  )                          (93,232  )

Interest Expense (8)                            --                            --                                  --

General and Administrative
    Expenses  (9)                         (132,144  )                    (96,719  )                         (123,384  )
                                      --------------              ----------------                     ---------------

Estimated Cash Available from
    Operations                           1,608,237                     1,183,038                           1,357,684

Depreciation Expense  (10) (11)           (569,033  )                   (425,414  )                         (409,488  )
                                      --------------              ----------------                     ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $1,039,204                   $   757,624                         $   948,196
                                      ==============              ================                     ===============


                                                                         See Footnotes







                                      Marriott Suites by Marriott        Residence Inn by Marriott        Residence Inn by Marriott
                                           Market Center (3)                 Hughes Center (3)                Dallas Plano (3)
                                      ---------------------------        -------------------------        -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (5)                              $1,665,666                         $1,671,913                   $     590,198

FF&E Reserve Income (6)                             57,356                             59,061                          18,694

Asset Management Fees  (7)                         (96,942  )                         (97,305  )                      (34,349  )

Interest Expense (8)                              (655,617  )                        (647,853  )                     (215,294  )

General and Administrative
    Expenses  (9)                                 (133,254  )                        (133,753  )                      (47,216  )
                                              --------------                   ----------------                ----------------

Estimated Cash Available from
    Operations                                     837,209                            852,063                         312,033

Depreciation Expense  (10) (11)                   (525,525  )                        (472,372  )                     (184,169  )
                                              --------------                   ----------------                ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                             $   311,684                        $   379,691                    $    127,864
                                              ==============                   ================                ================




                                                                         See Footnotes








                                         Courtyard by Marriott            Courtyard by Marriott        Residence Inn by Marriott
                                        Scottsdale Downtown (3)               Lake Union (3)              Phoenix Airport (3)
                                        -----------------------           ---------------------        -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (5)                           $   990,821                         $1,808,515                     $1,078,591

FF&E Reserve Income (6)                           13,884                             51,932                         15,347

Asset Management Fees  (7)                       (57,666  )                        (105,256  )                     (62,774  )

Interest Expense  (8)                           (403,572  )                        (707,322  )                    (396,454  )

General and Administrative
    Expenses  (9)                                (79,266  )                        (144,681  )                     (86,288  )
                                           ---------------                    ---------------                 --------------

Estimated Cash Available from
    Operations                                   464,201                            903,188                        548,422

Depreciation Expense  (10) (11)                 (226,498  )                        (542,248  )                    (338,234  )
                                           ---------------                    ---------------                 --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $   237,703                        $   360,940                    $   210,188
                                           ===============                    ===============                 ==============






                                                                         See Footnotes








                                           Courtyard by Marriott              Courtyard by Marriott
                                              Legacy Park (3)               Philadelphia Downtown (4)                  Total
                                          -----------------------           -------------------------                ----------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (5)                             $   641,250                         $ 5,785,000                       $18,663,416

FF&E Reserve Income (6)                             18,073                             161,674                           722,470

Asset Management Fees  (7)                         (37,321  )                         (309,060  )                     (1.057,378 )

Interest Expense  (8)                             (247,351  )                               --                        (3,273,463 )

General and Administrative
    Expenses  (9)                                  (51,300  )                         (462,800  )                     (1,490,805 )
                                             ---------------                    ----------------                  ---------------

Estimated Cash Available from
    Operations                                     323,351                           5,174,814                        13,564,240

Depreciation Expense  (10) (11)                   (201,256  )                       (1,804,256  )                     (5,698,493 )
                                             ---------------                    ----------------                  ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                             $   122,095                         $ 3,370,558                      $  7,865,747
                                             ===============                    ================                  ===============


                                  See Footnotes

__________________________
FOOTNOTES:

(1) The lessee of the Buckhead (Lenox Park) and Gwinett Place Properties is the same unaffiliated lessee.

(2)      The lessee of the Mira Mesa Property an unaffiliated lessee.

(3) In February 1999, the Company formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("CHI") with Five Arrows Realty Securities II, L.L.C. to acquire seven hotel Properties. The Company has a 49% ownership interest in CHI. The seven hotel Properties are the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. The lessee of these seven hotel Properties is the same unaffiliated lessee. For purposes of this table, the balances presented represent the 49% interest owned by the Company.

(4) In November 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) to own and lease one hotel Property. The hotel Property is the Philadelphia Downtown Property. The lessee of the Philadelphia Downtown Property is an unaffiliated lessee. For purposes of this table, the balances presented represent the 89% interest owned by the Company.

(5) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(6) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. FF&E Reserve income earned is estimated at three percent of projected hotel gross receipts. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years 1-4 and has been estimated based on projected gross revenues.

(7) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(8) Estimated at 7.625% per annum based on the bank's base rate as of February 24, 1999 and June 21, 1999, assuming $88 million was borrowed to acquire the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. For purposes of this table, the amounts presented represent the 49% interest owned by the Company.

(9) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that the Company did not incur such fee for the year ended December 31, 1999.

(10) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 49% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):

                                                                  Furniture and
                                                  Buildings         Fixtures
                                                  (39 years)       (5-15 years)
                                                 ------------     -------------

              Buckhead (Lenox Park) Property      $13,459,000       $1,235,000
              Gwinett Place Property               10,017,000        1,114,000
              Legacy Park Property                  5,005,000          470,000
              Market Center Property               13,762,000        1,177,000
              Hughes Center Property               13,719,000          815,000
              Dallas Plano Property                 4,703,000          405,000
              Scottsdale Downtown Property          7,766,000          539,000
              Lake Union Property                  13,499,000          846,000
              Phoenix Airport Property              8,826,000          633,000
              Philadelphia Downtown Property       47,237,000        4,367,000
              Mira Mesa Property                   12,924,000        1,701,000

(11) A loan origination fee of $758,000 from the issuance of promissory notes, to facilitate the acquisition of the seven CHI hotel Properties, is being amortized under the effective interest method over the term of the loans. For purposes of this table, the amounts presented represent the 49% interest owned by the Company.